EXHIBIT 10(d)


                IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS
                     COUNTY DEPARTMENT, CHANCERY DIVISION

PETER HALMOS,                           )
                                        )
                      Plaintiff,        )
                                        )      No. 93 CH 4807
               v.                       )
                                        )
SAFECARD SERVICES, INC., a              )
corporation doing business in Illinois, )
and WILLIAM T. BACON, JR.,              )      Judge Albert Green
an Illinois resident,                   )
                                        )
                      Defendants.       )


                           SECOND AMENDED COMPLAINT
                           ------------------------

               Plaintiff Peter HALMOS ("HALMOS"), by his undersigned counsel complains of defendants SafeCard Services, Inc., a corporation doing business in Illinois ("SafeCard"), and William T. Bacon, Jr., an Illinois resident ("Bacon"), as follows:

                     Preliminary Statement and Background
                     ------------------------------------

               1. Plaintiff Peter Halmos and his brother Steven co-founded SafeCard in 1969. For over twenty years thereafter, until October 1990, Peter Halmos was SafeCard's Chairman of the Board; until April 1987, he was also SafeCard's Chief Executive Officer. After October 1990, he continued to perform services for SafeCard, as an Executive Management Consultant, until December 1992.

               2.     Defendant SafeCard is a Delaware
corporation (headquartered in Florida from 1971 until late 1992, and now in Wyoming), which creates, operates, and markets credit card enhancement services such as "HotLine," whereby subscribers can register their credit card numbers and similar data with SafeCard, and if the credit card(s) are lost or stolen, SafeCard will notify the card issuers to cancel the cards and issue new ones.

               3. During Peter Halmos' long SafeCard career, from 1969 through 1992, SafeCard's annual revenue rose from zero to $157.6 million; its cash and investments rose from zero to $187.3 million; and its annual net after-tax earnings rose from zero to $22.5 million, all with no debt whatever. An investment of $3.00 for one share of SafeCard stock in 1971 (the time of its first public offering) would have been worth $492 at the end of 1992.

               4. Defendant William T. Bacon, Jr. ("Bacon"), an Illinois resident, is and since 1977 has been a Director of SafeCard. Bacon is the only current SafeCard Director who was in office throughout the events described in this Complaint.

               5. During Peter Halmos' long SafeCard career, the non-Halmos members of SafeCard's Board (including Bacon), and SafeCard itself, repeatedly acknowledged that Peter Halmos' continuing involvement was important to SafeCard's success. For example:

                      a.      At a Board meeting on October 20,
1987, SafeCard's "outside" Directors (including defendant Bacon) stated that "SafeCard's founders are necessary for SafeCard's continuing success."

                      b.      SafeCard's April 30, 1988 SEC Form
10-Q stated: "If ...Peter Halmos ... does terminate his services to the Company, the Company believes that this would have a material adverse effect on the Company."

                      c.      At an August 25, 1988 Board
meeting, Bacon "expressed the view that Peter Halmos' desire to disengage from the Company was not in the best interest of the
Company" and asked "whether it would be possible to induce Peter to reconsider his decision...."

                      d.      On November 9, 1992, Bacon wrote to
Peter Halmos, praising his "dedication and principles" and
stating: "You created SafeCard, [and] should be proud ...."

               6.     Despite SafeCard's huge success, and
despite the fact that Peter Halmos had successfully resolved each of the potentially ruinous legal and other battles facing the company, in December 1992 SafeCard and two of its Directors (defendant Bacon and Robert Dilenschneider) summarily and abruptly terminated SafeCard's longstanding relationship with Peter Halmos; breached and repudiated all of the promises, representations, and agreements SafeCard and Bacon had made to induce Halmos not to "disengage from [SafeCard]" (and on which Halmos had relied in yielding to their pleas that he stay
on); and, in addition, falsely smeared Halmos in the public press, in Illinois and elsewhere, and tried to extort money from him. This suit is brought to redress those wrongs.

               7.      SafeCard is subject to this Court's
jurisdiction pursuant to 735 ILCS 5/2-209(a)(1), (2), and (7) and 735 ILCS 5/2-209(b)(4). SafeCard is and at all relevant times has been doing business in Illinois. Among many other things, SafeCard's March 10, 1992 and April 8, 1993 Annual Meetings, and many of its Board of Directors' meetings pertinent to this Complaint, were held in Chicago, Illinois. In addition, because SafeCard has not followed the
"special-appearance-and-immediate-motion-to-quash" procedure set forth in 735 ILCS 5/2-301(a), SafeCard has consented to this Court's jurisdiction over it.

               8.     Bacon is subject to this Court's
jurisdiction pursuant to 735 ILCS 5/2-209(a)(1), (2), and 735 ILCS 5/2-209(b)(2), (4). Bacon is and for many years has been a resident of Illinois, and doing and transacting business in Chicago, Illinois, where he is employed by Bacon Whipple, an investment banking firm. In addition, because Bacon has not followed the "special-appearance-and-immediate-motion-to-quash" procedure set forth in 735 ILCS 5/2-301(a), Bacon has consented to this Court's jurisdiction over him.

               9. Venue is proper in this Court under 735 ILCS 5/2-101(1), (2) and 735 ILCS 5/2-102(a). SafeCard is a Cook County resident for venue purposes. Many of the transactions out of which Halmos' claims arose occurred wholly or partly in Cook County.

                CAUSES OF ACTION ALLEGED
                ------------------------
                        COUNT I

     (Declaratory Judgment; Breach of Written Contract:
     Advance Indemnification Payments For This Action)
     --------------------------------------------------

               Peter Halmos complains of SafeCard as follows:

               10. This Count I is a claim for declaratory judgment and ancillary relief, based on SafeCard's breach of a written contract, which embodied and came forward a longstanding SafeCard custom and practice, to provide Peter Halmos " just like other senior SafeCard personnel - with indemnification to the maximum extent permitted by law, including mandatory indemnification "advances" that is, "advance" payment directly to billing counsel, as and when incurred, of potentially indemnifiable legal fees and other expenses incurred by Halmos in ongoing judicial, administrative, and/or investigative proceedings. This Count I addresses only Halmos' claims for "advances" of potentially indemnifiable fees and expenses incurred in this action. (Halmos has other indemnification claims as well, some of which, relating to other matters, are set forth in Counts IV-X.)

               11.    Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 1-9 inclusive above as paragraph 11 of this Count I, as if fully set forth herein.

                  SafeCard's Unbroken History Of
               "Advancing" Indemnification Payments
               ------------------------------------

               12. At all times from its founding by Peter and Steven Halmos in 1969 until the filing of this action, SafeCard purposely chose not to carry directors' and officers' ("D&O") insurance. For cost and other reasons, SafeCard purposely chose to "self-insure against the kinds of expenses (including directors' and officers' indemnification) which a corporation might otherwise cover through purchasing D&O insurance.

               13.     Delaware law regarding corporate
indemnification, specifically 8 Del. Code Section 145(e), expressly permits a Delaware corporation (such as SafeCard) to "advance" directors' and officers' legal fees and other costs and expenses in any judicial, administrative or investigative proceeding, by paying those fees and expenses directly, as and when they are incurred and billed, rather than requiring the officer or director personally to defray them until final disposition of the suit or proceeding and/or a final determination of whether the fees and expenses are indemnifiable. Under Delaware law, this specifically includes an of officer's or director's legal fees and other expenses in suits or proceedings by or against the corporation itself.

               14. At least since 1978 (that is, for over 15 years), and on information and belief at all times from its founding until the filing of this action-- SafeCard, as a self-insurer, has consistently and uniformly "advanced" potentially indemnifiable fees and expenses incurred by its Directors or senior officers, as permitted by Delaware law. SafeCard has consistently and uniformly done so by paying such fees and expenses directly to the counsel involved, as and when they are incurred and billed and without awaiting final disposition of the suit or proceeding or a final determination of whether the fees and expenses are in fact indemnifiable, all as permitted by 8 Del. Code Section 145(e). As stated at page 18 of SafeCard's SEC Registration Statement No. 33-39023 filed February 14, 1991, for example, with specific reference to, inter alia, indemnification "advances" under Section 145: "Any indemnification under Section 145 ... shall be made by SafeCard," and can be refused only on the basis of an affirmative "determination" that in the particular situation, indemnification could never ultimately be proper under any possible set of circumstances.

               15. SafeCard's custom, practice, and course of dealing of "advancing" potentially indemnifiable legal fees and expenses, by paying them directly to billing counsel as and when incurred and billed, and without awaiting the end of the suit or proceeding or a final determination as to whether the fees and expenses are in fact indemnifiable, was adopted by SafeCard, in connection with SafeCard's decision to "self-insure" such costs (paragraph 12 above), because SafeCard recognized that (among other things) well-qualified officers and Directors would be difficult to attract or retain, if they might be forced to pay potentially large legal fees and expenses from their own pockets for, perhaps, years before final disposition of a proceeding and/or a final determination of indemnifiability.

               16.    For at least the past fifteen years (since
1978), SafeCard has uniformly and consistently applied its custom, practice, and course of dealing regarding indemnification "advances" as described above -- except for its breaches complained of in this suit, in late 1992 and thereafter, with regard to Peter Halmos. Even with regard to Peter Halmos, moreover, prior to its breaches complained of in this suit SafeCard uniformly applied its custom, practice, and course of dealing, and accordingly made such "advances" on Halmos' behalf, by paying his legal fees and expenses directly to billing counsel as and when incurred and billed, and without awaiting the end of the suit or proceeding or a final determination as to whether the fees and expenses were in fact indemnifiable.

               17.    SafeCard made such indemnification
"advances" on Halmos' behalf, for example, with regard to at least the following proceedings arising from Halmos' association with SafeCard (in all of which Halmos was ultimately vindicated, with no finding of any wrongdoing as to him, but in all of which SafeCard, consistent with its custom, practice, and course of dealing described herein and as permitted by Delaware law, "advanced" Halmos legal fees and other expenses in advance of any final determination as to indemnifiability):

               a. In May 1978 SafeCard fired one Warren Drew, who (unknown to SafeCard) had provided a Barron's stringer and the stockbroker of a Barron's writer with inside information on which they traded. Drew then instigated an SEC administrative/investigative proceeding aimed at Halmos and others. Between 1978 and 1980 SafeCard "advanced" Halmos' legal fees and expenses in that proceeding (which later ended in Halmos' favor), by paying them, as and when incurred and billed, directly to his counsel Hugo L. Black, Jr., and Mr. Black's firm Kelly, Black, Black, Byrne, Craig & Beasley (collectively "Kelly, Black").

               b.      During 1978 and 1979 SafeCard also
"advanced" Halmos' legal fees and other expenses with regard to
(i) Miedema v. SafeCard Services Inc., Peter Halmos, et al., No. 78-1691 (Cir. Ct., Broward Cty., Fla.), a Florida State Court lawsuit in which Halmos was a counter-plaintiff as well as a defendant, and (ii) Fineberg v. SafeCard Services, Inc., Peter Halmos et al., No. 78 Civ. 2782 (TPG) (S.D.N.Y.), a Federal Court lawsuit, by paying Halmos' fees and expenses, as and when incurred and billed, directly to his counsel in those suits.

              c. In addition, between 1978 and 1980 SafeCard "advanced" Halmos' legal fees and expenses -- by paying them, as and when incurred and billed, directly to Kelly, Black-- with regard to (i) an FTC investigative proceeding aimed at Halmos and others, and (ii) Mangis v. SafeCard Services, Inc., Peter Halmos, et al., No. 78-19059 (Cir. Ct., Broward Cty., Fla.), a shareholder derivative suit (disposed of on summary judgment), both of which ultimately ended in Halmos' favor.

              d.      During 1981 SafeCard also "advanced"
Halmos' legal fees and other expenses with regard to another SEC investigative proceeding (which ultimately ended in Halmos' favor), by paying those fees and expenses, as and when incurred and billed, directly to Halmos' counsel, Kelly, Black and Parker Chapin Flattau & Klimpl ("Parker Chapin").

              e. Following SafeCard's June 1983 release (over Halmos' protest; he believed, correctly as it later turned out, that the figures were wrong) of a second-quarter-1983 earnings report showing less than expected earnings, SafeCard's stock price fell by 30% and Halmos - who had sold part of his SafeCard stock to raise funds for the medical care of his newborn, chronically ill son -- was falsely accused of insider trading, both in an SEC administrative and investigative proceeding and also in a shareholder derivative suit, SafeCard Services, Inc. by Peter E. Chimicles v. Halmos, No.7269 (Chancery Ct., New Castle Cty., Del.). SafeCard "advanced" (by paying them directly to Halmos' counsel, Kelly, Black, Parker Chapin, and Cherry & Flynn, as and when incurred and billed) Halmos' legal fees and expenses with regard to that suit, which was withdrawn when the plaintiff realized his claims were unfounded, and that SEC proceeding, which also ended in Halmos' favor.

              f.      Between 1984 and 1986 SafeCard also
"advanced" (by paying them directly to Kelly, Black, as and when incurred and billed) Halmos' legal fees and other expenses with regard to a shareholder lawsuit, Aossey v. SafeCard Services, Inc., Peter Halmos, Steven Halmos, et al., No. 8446658 (Cir. Ct.. Broward Cty., Fla.), which later ended in Halmos' favor.

              g. In September 1987 American Express ("AmEx") cancelled a contract with SafeCard. Though that event occurred over six months after Halmos' last previous sale of SafeCard stock, and though it shocked Halmos (who had time and again been assured by SafeCard personnel that all was well with AmEx), once again an SEC investigation was initiated. During 1987 and 1988 SafeCard advanced Halmos' legal fees and other expenses with regard to that SEC investigation (which ultimately ended in Halmos' favor), by paying those fees and expenses, as and when incurred and billed, directly to Halmos' counsel, Kelly, Black and Fried, Frank, Harris, Shriver & Jacobson ("Fried, Frank").

              h.      Between March 1989 and in or about
September 1991, SafeCard also "advanced" (by paying them, as and when incurred and billed, directly to Halmos' and Bacon's counsel, Kelly, Black; Fried, Frank; and Cherry & Flynn) the legal fees and expenses of Halmos, of defendant William T. Bacon, Jr. and of Steven Halmos, with regard to a shareholder class action suit, Wolfe, et al. v. SafeCard Services, Inc., et al., No. 89-6198 GONZALEZ-CIV (S.D. Fla.) (arising out of the AmEx termination, false insider trading allegations, and other matters; plaintiffs withdrew the suit after learning, from discovery and discussions, that their claims were groundless).

              i.      Between 1989 and 1992, SafeCard also
"advanced" (by paying them, as and when incurred and billed, directly to billing counsel, Fried, Frank and Weil Gotschal & Manges) Halmos' legal fees and other expenses, and the legal fees and other expenses of other SafeCard personnel, with regard to an FTC administrative proceeding asserting various violations of the FTC Act (which also ultimately ended in Halmos' favor).

               18.     At all material times SafeCard's
Certificate of Incorporation and SafeCard's By-Laws provided as follows with regard to indemnification:

              a. Article EIGHTH of SafeCard's Certificate of Incorporation (a true and correct copy of which is attached hereto as Exhibit A) provided: "The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended [i.e., 8 Del. Code Section 145] ..., indemnify all persons whom it may indemnify pursuant thereto" [emphasis added]; and

              b. Article V, Section 10 of SafeCard's By-Laws (a true and correct copy of which is attached hereto as Exhibit B.) provided: "Each person who is or was a director or officer of the corporation ... shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the provisions of the General Corporation Law of the State of
Delaware as ... amended ...." [Emphasis added.]

               19. As Halmos and SafeCard knew at all times, the words "to the full extent permitted," and "to the fullest extent authorized," quoted in paragraphs 18(a) and 18(b) above, were deliberately chosen to emphasize that SafeCard's indemnification obligation was to be broader than merely what Delaware law "required." In particular, and as Halmos and SafeCard knew at all times, SafeCard's custom, practice, and course of dealing regarding indemnification "advances" was that such "advances" were mandatory. For example, with specific regard to such "advances" (among other things), SafeCard's February 14, 1991 SEC Registration Statement No. 33-39023 states, at page 18, that "[a]ny indemnification under Section 145 ... shall be made by SafeCard," and can be refused only on the basis of an affirmative "determination" that in the particular situation, indemnification could never ultimately be proper under any possible set of circumstances.

               20. In light of SafeCard's uniformly applied custom, practice, and course of dealing of providing indemnification "advances" as described above, and as expressly permitted by 8 Del. Code Section 145(e) and documented in SafeCard's SEC filings, Halmos reasonably understood, and SafeCard knew that he understood, that SafeCard's charter and By-Laws promising indemnification "to the full extent permitted by
Section 145 of the Delaware General Corporation Law [8 Del. Code
Section 145]" (Article EIGHTH of SafeCard's Certificate of Incorporation, paragraph 18(a) above), and "to the fullest extent authorized by ... the General Corporation Law of the State of Delaware" (Article V, Section 10 of SafeCard's By-Laws, paragraph 18(b) above), were intended to, and did, include providing indemnification "advances," pursuant to and in accordance with that custom, practice, and course of dealing.

   SafeCard's Repeated Indemnification Promises To Halmos
   ------------------------------------------------------

               21.    In April 1987. Halmos resigned as
SafeCard's Chief Executive Officer, as part of a planned "disengagement" from SafeCard prompted in part by Halmos' need to care for a chronically ill young son (born prematurely in 1983), in part by his desire to devote more time to other endeavors, and in part by his weariness of the constant battles to which he was subjected because of his highly visible position as SafeCard's Chairman and CEO and (in effect) as the scapegoat for SafeCard's mistakes.

               22. At (for example) SafeCard's October 20, 1987, January 13, 1988, and February 21, 1988 Board of Directors meetings, Halmos told the Board that he did not wish to continue in his traditional role at SafeCard. At SafeCard's February 25, 1988 Board meeting, Halmos also told the Board that he did not want to renew the management contract, under which his services were provided to SafeCard, when it expired on March 15, 1988.

               23. In fact the management contract, mentioned in paragraph 22 above, did expire on March 15, 1988 and was not renewed. As of March 15, 1988, Halmos ceased accepting SafeCard compensation and told SafeCard that he would work only on "special assignment," "case-by-case," with any payment to be negotiated "on a project-by-project basis."

               24. During and after the events described in paragraphs 21-23 above, defendants SafeCard and Bacon represented in writing, to both Halmos and the public. that Halmos' continued involvement with SafeCard was important to its success. For example:
                      a.      The written, signed Minutes of the
October 20, 1987 meeting of SafeCard 's Board of Directors state that the two independent, "non-Halmos" members of the Board (Richard W. Nixon, now deceased, and defendant William F. Bacon, Jr.) expressed their belief that Halmos, as well as his brother Steven, was "necessary for [Safecard's] continuing success."

                      b.      SafeCard's April 30, 1988 SEC Form
10-Q (a written, signed document filed by SafeCard for purposes of public disclosure, with civil and criminal penalties for any knowing material misstatement) stated that if Halmos ended his involvement with SafeCard, that "would have a material adverse effect on SafeCard."

                      c.      The written, signed Minutes of the
August 25, 1988 meeting of SafeCard's Board of Directors state that "Mr. Bacon [in Peter Halmos' absence] expressed the view that Peter Halmos' desire to disengage from the Company was not in the best interests of the Company."

                      d.      The written, signed Minutes of the
October 27, 1988 meeting of SafeCard's Board of Directors state that the independent Directors, defendant Bacon and Mr. Nixon, acknowledged "the ever-increasing time and effort Peter Halmos has been asked to devote to the Company," noted the Company's "decision to request that Peter take a far more active role," and reiterated the "very strong view that it is in the Company's best interest to reach an agreement with ... Peter Halmos on [a]
management agreement ...."

               25. Because of their views stated in paragraph 24 above, between mid-1987 and late 1988 SafeCard and its independent, non-Halmos Directors (defendant Bacon and Mr. Nixon) sought to persuade Halmos not to disengage from SafeCard. For example, the Minutes of the August 25, 1988 meeting of SafeCard's Board of Directors report that during that meeting, and in Halmos' absence, the independent, non-Halmos Directors had a "[d]iscussion ... as to whether it would be possible to induce Peter [Halmos] to reconsider his decision, or at least to modify it in some manner."

               26.    SafeCard stated in its written, signed
Proxy Statement dated September 2, 1988, a true and correct copy of which is attached hereto as Exhibit C (emphasis added):

       "The Management Agreement between SafeCard and Halmos & Company, Inc. ("HCI") for the services of Messrs. Peter and Steven Halmos, Chairman of the Board and Chief Executive Officer, respectively, expired on March 15, 1988 and will not be renewed.

       "SafeCard has entered into a verbal agreement with Steven
Halmos ... [whose] compensation ... from March 15, 1988 through
July 31, 1988 was $993,750.

        "... Discussions with Peter Halmos continue for a
contract with respect to his services ....

       "In addition, SafeCard is reviewing the scope of indemnification permitted by its certificate of incorporation and applicable law and the Board of Directors has agreed to indemnify each of Peter Halmos and Steven Halmos, and their respective affiliates and has agreed to pay all fees and expenses in any legal or administrative proceeding with regard to their relationship with SafeCard to the fullest extent so permitted." [Emphasis added.]

               27. Consistent with SafeCard's longstanding custom, practice, and course of dealing described in paragraphs 12-20 above, and in particular the policy of paying legal fees and expenses directly to counsel as and when incurred and billed, SafeCard's September 1988 Proxy Statement (paragraph 26 above) expressly states that SafeCard's obligation is to "pay" (not to later "reimburse") "all fees and expenses ... to the fullest extent ... permitted."

               28.    Pursuant to and in accordance with
SafeCard's uniformly applied custom, practice, and course of dealing described in paragraphs 12-20 above, during and as part of the "[d]iscussions with Peter Halmos" described in SafeCard's September 1988 Proxy Statement (paragraph 26 above), in connection with its "agree[ment] to indemnify ... Peter Halmos" described in that Proxy Statement SafeCard expressly and explicitly reaffirmed, represented, and promised to Halmos that SafeCard had obligated itself to provide indemnification "advances" to Halmos as permitted by Delaware law (8 Del. Code
Section 145(e)).

               29. The reaffirmations, representations, and promises described in paragraph 28 above were made to Halmos (among other occasions) on or about July 1, 1988 by SafeCard's counsel Gertig, in the presence and with the support of defendant Bacon, at a meeting at the Washington, D.C. offices of Fried, Frank, Harris, Shriver & Jacobsen ("Fried Frank"), a law firm in which Gertig is a partner. From time to time -- including (in connection with the SEC investigation described in paragraph 17(h) above) during the time of the meeting described in this paragraph - Gertig and Pried Frank also represented Halmos, as well as SafeCard.

               30. Despite Peter Halmos' desire to "disengage" from SafeCard, during the October 27, 1988 meeting of SafeCard's Board of Directors the independent, non-Halmos" Directors (defendant Bacon and Mr. Nixon) acknowledged "the ever-increasing time and effort Peter Halmos has been asked to devote to the Company," noted "the decision to request that Peter take a far more active role," and again expressed the "very strong view that it is in the Company's best interest to reach an agreement" with Peter Halmos. This was consistent with SafeCard's assertion, as stated in its September 1988 Proxy Statement (Exhibit C hereto), that "If ... Peter Halmos ... does terminate his services to SafeCard, SafeCard believes that this would have a material adverse effect on SafeCard."

               31. During the October 27, 1988 meeting of SafeCard's Board of Directors. after extended discussion a number of "consensuses" were reached. After further discussion in January 1989, SafeCard and Peter Halmos agreed on the substantive terms of a new Management Agreement to cover Halmos' services to SafeCard. SafeCard embodied that Agreement in a signed writing (the Minutes of the January 23, 1989 meeting of its Board of Directors. a true and correct copy of which is attached hereto as Exhibit D). In addition, SafeCard acknowledged that Agreement, and acknowledged that as part of it Halmos was and continued to be entitled to indemnification "to the maximum extent permitted by law," in other signed writings the accuracy of which SafeCard certified under oath, such as at page 19 of its 1988 Annual Report (issued in early 1989) and at page 15 of its Proxy Statement dated September 6, 1989, true and correct copies of which Annual Report and Proxy Statement are attached hereto as Exhibits E and F respectively.

               32. In light of SafeCard's uniformly applied custom, practice, and course of dealing of providing indemnification "advances" as described above, and as expressly permitted by 8 Del. Code Section 145(e), Halmos reasonably understood, and SafeCard knew that he understood, that SafeCard's acknowledgement of his right to indemnification "to the maximum extent permitted by law" (paragraph 31 above) was intended to and did include providing indemnification "advances," pursuant to and in accordance with that custom, practice, and course of dealing. As SafeCard knew and intended that he would, Peter Halmos relied on SafeCard's uniformly applied custom, practice, and course of dealing described above, and on SafeCard's repeated express reaffirmations of his right to indemnification to the maximum extent permitted by law" as described above, including his right to indemnification "advances" as permitted by law (8 Del. Code
Section 145(e)). In reliance thereon, Peter Halmos did not "disengage" from SafeCard, but rather accepted SafeCard's "request that [he] take a far more active role" (paragraph 30 above); and, accordingly, he continued to provide his services to SafeCard until December 1992. At all material times, SafeCard knew that Halmos' continuing to provide services to it was in reliance on his indemnification rights.

         SafeCard's 1992 Written Indemnification Agreement
         -------------------------------------------------

               33. At the request of then-new Director Robert Dilenschneider, prior to January 1992, SafeCard (through its counsel Gertig, with the involvement of its Board) and Peter Halmos had been engaged for some time in discussing and drafting an Indemnification Agreement to spell out in convenient and compendious detail SafeCard's uniformly applied custom, practice, and course of dealing, and its repeated written reaffirmations thereof, regarding indemnification, including indemnification "advances."

               34. Under date of January 6, 1992, SafeCard's counsel Gertig sent to both Peter Halmos and SafeCard's Board of Directors a draft of a formal Indemnification Agreement which provided for (inter alia) mandatory indemnification "advances."

               35. Under date of January 10, 1992, SafeCard's counsel Gertig sent to both Peter Halmos and SafeCard's Board of Directors a letter which, after referring to the January 6th draft Indemnification Agreement, noted that Halmos had "expressed concern" about his indemnification coverage (because at that time he was serving, at SafeCard's request and to protect its interests, as an "executive management consultant" rather than as a Director). In response to that concern, Gertig flatly stated:

       "Even if Peter [Halmos] is not an officer or director of the Company, it is my view that he is entitled to indemnification under the Company's Certificate of Incorporation ... and under Delaware law on the same terms, and to the same extent, as the Company's officers and directors." [Emphasis added.]

Exhibit G hereto is a true and correct copy of Gertig's January
10. 1992 letter.

               36.    At its meeting on January 15, 1992,
SafeCard's Board of Directors formally confirmed SafeCard counsel
Gertig's advice (stated in paragraph 35 above), and formally:

       "RESOLVED, that Peter Halmos has been and continues to be indemnified by the Company to the full extent permitted by the Company's Articles of Incorporation, Bylaws and applicable law, his entitlement to such indemnification to be as full as is that of any officer of the Company, ... [and] the fact that Peter Halmos does not [now] have an official title at the Company is not deemed relevant to ... his entitlement to indemnification
...." [Emphasis added.]

               37.    At its meeting on March 10, 1992,
SafeCard's Board of Directors discussed the draft Indemnification
Agreement "previously ... distributed to the Board" and "instructed [SafeCard's counsel] to prepare indemnification agreements for the directors as well as for ... [certain employees and] Peter Halmos."

               38. Under date of June 12, 1992, SafeCard's counsel Gertig -- reminding Halmos of the Board's "direction]" that he "be entitled to all indemnification available to officers" - sent him an updated version of the Indemnification Agreement. Like the January 1992 draft, the June 1992 Agreement also calls for " True and correct copies of the June 1992 Agreement and of Gertig's June 12, 1992 cover letter mandatory indemnification "advances. are attached hereto as Exhibits H and I respectively.

               39.    In her June 12, 1992 cover letter (Exhibit
I hereto), SafeCard's counsel Gertig represented to Halmos that SafeCard's Board of Directors had already accepted the Indemnification Agreement "in principle," and that it awaited only Halmos' "concurrence:"

       "At the Board meeting held at the time of the shareholders meeting [i.e., March 10, 1992], the directors did agree in principle to go forward, subject to your [Halmos'] concurrence that the form was satisfactory to you.

               40. Peter Halmos duly "concurred." On or about July 1, 1992, he signed the Agreement as tendered, and returned it to SafeCard's counsel. (That signed original remains in SafeCard's possession; SafeCard has refused to produce or return it, despite repeated demands. Exhibit H hereto is a copy of that signed original, made by Halmos before returning the original to SafeCard's counsel.)

               41. Neither SafeCard nor its counsel Gertig ever rejected, nor otherwise objected to, Halmos' tender of the signed Agreement. To the contrary, on October 2, 1992 SafeCard's Board " having earlier "agree[d] ... to go forward, subject to [Halmos'] concurrence," and having obtained that "concurrence" as stated in paragraphs 39-40 above -- formally approved SafeCard's entering into that Agreement with, among others, "Peter Halmos."

               42.    The Agreement formally approved by
SafeCard's Board on October 2, 1992, and a copy of which is attached to the Board's October 2, 1992 Minutes (and also, as
Exhibit 10X, to SafeCard's 1992 SEC Form 10-K, the accuracy of which SafeCard attested under oath), is the same Agreement SafeCard's counsel sent to Halmos on or about June 12, 1992, and which Halmos duly signed and returned to SafeCard, as set forth in paragraphs 39-40 above (Exhibit H hereto). That Agreement is hereafter termed the n 1992 Agreement."

               43. Among other things, the 1992 Agreement was intended to, and did, embody and reaffirm yet again SafeCard's uniformly applied custom, practice, and course of dealing with regard to indemnification ", advances" as hereinabove described. Defendant Bacon, SafeCard's other Directors, its senior officers, and Steven Halmos. all have had and continue to have the benefit of the 1992 Agreement. Among other things, pursuant to the 1992 Agreement and its longstanding custom, practice, and course of dealing described above, SafeCard has advanced and continues to advance legal fees and other litigation expenses to defendant Bacon (for, among other things, this very suit), and to Robert Dilenschneider, Barry Tillis, and Gerald Cahill (including, as to Dilenschneider and Tillis, fees and expense "advances" in litigation to which SafeCard is not even a party).

           On Its Face, SafeCard's 1992 Agreement Mandates
               Indemnification "Advances" In This Suit
               ---------------------------------------

               44. On its face, SafeCard's 1992 Agreement mandates the advance payment of Halmos' potentially indemnifiable legal fees and other expenses incurred by him in this suit. for two different reasons. First, the 1992 Agreement mandates that result because (asset forth in paragraphs 45-49 below) this suit presents "claims" arising out of "indemnifiable events, " under the plain language of the 1992 Agreement, and because under Delaware law (which controls, since SafeCard is a Delaware corporation) it does not matter that Halmos' claims are asserted against SafeCard itself. Second, the 1992 Agreement also mandates that result as to Counts I-VII because (as set forth in paragraphs 50-52 below) Halmos' fees and on those Counts are incurred "in connection with "a "claim ... for ... indemnification, "and are thus recoverable whether or not the underlying indemnification claims are awarded.

               45.    Section 2(b) of the 1992 Agreement (Exhibit
H hereto) provides:

       "Notwithstanding anything in the Certificate, the By-laws or this Agreement to the contrary, if so requested by Indemnitee, the Company shall advance (within two business days of such request) any and all Expenses relating to a Claim to Indemnitee (an 'Expense Advance'), upon the receipt of a written undertaking by or on behalf of Indemnitee to repay such Expense Advance if a judgment or other final adjudication or determination adverse to Indemnitee establishes that Indemnitee, with respect to such Claim, is not eligible for indemnification." [Emphasis added.]

               46.    Sections l(b) and l(c) of the 1992
Agreement define the terms "Claim" and "Expenses," as used in the Agreement's Section 2(b) (quoted in paragraph 45 above):

       "Claim: any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative or other, including, without limitation, an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, whether predicated on foreign, federal. state or local law and whether formal or informal.

       "Expenses: include attorneys' fees and all other costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event."

               47. Section l(d) of the 1992 Agreement defines the term "Indemnifiable Event," as used in the Agreement's
Section l(c) (quoted in paragraph 46 above):

       "Indemnifiable Event: any event or occurrence related to the fact that Indemnitee is or was or has agreed to become a director, officer, employee, agent or fiduciary of the Company, or is or was serving or has agreed to serve in any capacity, at the request of the Company, in any other corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or be reason of anything done or not done by Indemnitee in any such capacity."

               48. On their face, Sections 1(b)-(d) and 2(b) of the 1992 Agreement make mandatory: (i) the "advance" payment (within in two business days of a request") of (ii) "any and all Expenses" (i.e.. "attorneys' fees and all other costs, charges and expenses paid or incurred"), (iii) "relating to a Claim" (i.e., relating to "any threatened, pending, or completed action, suit or proceeding"), so long as (iv) the suit concerns an Indemnifiable Event" (i.e., "any event or occurrence related to the fact that Indemnitee Halmos] is or was ... a director, officer, employee, agent or fiduciary of the Company [SafeCard] ... or by reason of anything done or not done by Indemnitee [Halmos] in any such capacity").

               49. As is clear on the face of this Complaint, this suit is an action "related to the fact that [Halmos] is or was ... a director, officer, employee, agent or fiduciary of the Company [SafeCard]" and/or to "[things allegedly] done or not done by [Halmos] in any such capacity," all within the meaning of Sections l(b)-(d) and 2(b) of the 1992 Agreement.

               50. On its face, SafeCard's 1992 Agreement also mandates the advance payment of Halmos' legal fees and other expenses incurred by him in pursuing Counts I-X inclusive herein (his indemnification claims), because -- in addition to (and separately from) the reasons stated in paragraphs 45-49 above -
Section 5 of the 1992 Agreement (Exhibit H) provides:

       "The Company shall indemnify Indemnitee against any and all expenses (including attorneys ' fees) and, if requested by Indemnitee, shall (within two business days of such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any claim asserted by or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under law, this Agreement, or any other agreement or By-Law of the Company now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii)
recovery under any ... insurance .... whether Indemnitee
ultimately is determined to be entitled to such indemnification
[or] advance expense payment .... " [Emphasis added.]

               51.    On its face, Section 5 of the 1992
Agreement: (i) makes mandatory the "advance" payment ("within two business days" of a request) of "any and all expenses (including attorneys' fees)" which are incurred "in connection with any claim ... or action ... for indemnification or advance payment of Expenses - and, further, (ii) makes the reimbursement of the expenses of pursuing an indemnification claim, and the advance payment of those expenses "(including attorneys' fees)," mandatory "regardless of whether Indemnitee ultimately is determined to be entitled" to the underlying indemnification.

               52. As is clear on the face of this Complaint, this Count I, and also Counts II through X inclusive, all seek mandatory "indemnification or advance payment of Expenses," within the meaning of Section 5 of the 1992 Agreement.
                 SafeCard's Breaches Of The 1992 Agreement
                 -----------------------------------------

               53.    Defendant Bacon, SafeCard's other
Directors, its senior officers, and Steven Halmos, all have had, and continue to have, the benefit of the 1992 Agreement. As is more fully set forth below, however, SafeCard, in breach of its obligations under the 1992 Agreement (and of its Certificate of Incorporation and By-Laws and its uniformly applied custom, practice, and course of dealing regarding indemnification "advances," and of its many reaffirmations, representations and promises to Peter Halmos in that regard), has denied and continues to deny Peter Halmos " its co-founder -- the very same benefits of that 1992 Agreement as are enjoyed by other SafeCard personnel.
               54. On or about April 26, 1994, Peter Halmos requested in writing that SafeCard provide him with indemnification "advances" for his legal and other expenses in this suit. A true and correct copy of that written request is attached hereto as Exhibit J.

               55.    Pursuant to sections 2 and 5 of the 1992
Agreement, SafeCard is required to honor a request for indemnification advances within "two business days," and if it fails to do so, the indemnitee may treat the request as denied and commence litigation.

               56. More than "two business days" have elapsed since Halmos' written request described in paragraph 54 above. SafeCard has refused to honor that request, has paid Halmos nothing whatever pursuant to that request, and has denied that it has any obligation to Halmos under the 1992 Agreement. SafeCard's conduct is a denial of Halmos' request.

               57.    Further, pursuant to SafeCard's
longstanding custom, practice, and course of dealing described herein (and fully consistent with the 1992 Agreement), and as expressly reaffirmed in writing by SafeCard (in, e.g., its Registration Statement quoted in paragraph 18 above), Halmos' written request described in paragraph 54 above must be honored by SafeCard, and can only be refused upon an affirmative determination that in the particular situation, indemnity could never ultimately be proper under any possible set of circumstances.

               58. No determination of the kind referred to in paragraph 57 above has been made in this case. No such determination could properly be made in this case. Nevertheless, SafeCard has refused to honor Halmos' written request described in paragraph 54 above, has paid Halmos nothing whatever pursuant to that request, and has denied that it has any obligation to indemnify Halmos. SafeCard's conduct is a denial of Halmos' request.

               59.    Still further:

                      a.      Section 2(a) of the 1992 Agreement
(Exhibit H hereto), which does not control over the shorter time period stated in Section 2(b) thereof (quoted in paragraph 45 above) but which does provide a maximum outer time limit for any determination under the Agreement, provides: "... If Indemnitee makes a request to be indemnified under this Agreement, the Board ... shall, as soon as practicable but in no event later than thirty days after such request, authorize such indemnification." [Emphasis added.]

                      b.      Section 2(c) of the 1992 Agreement
provides: "If there has been no Board Action ..., or if Board Action determines that Indemnitee would not be permitted to be indemnified, in any respect, in whole or in part, in accordance with Section 2(a) of this Agreement, Indemnitee shall have the right to commence litigation in the court that is hearing the action ... relating to the Claim for which indemnification is sought ... seeking an initial determination by the court ...."
[Emphasis added.]

                      c.      Section 2(c) of the 1992 Agreement
provides: "Notwithstanding anything in ... this Agreement to the contrary, if Indemnitee has commenced legal proceedings ... to secure a determination that Indemnitee should be indemnified ..., any Board action that Indemnitee would not be permitted to be indemnified ... shall not be binding." [Emphasis added.]

More than "thirty days" have elapsed since Halmos' written request described in paragraph 54 above. SafeCard has refused to honor that request, has paid Halmos nothing whatever pursuant to that request. and has denied that it has any obligation to indemnify Halmos. SafeCard's conduct is a denial of Halmos' request.

               60. By reason of the foregoing, under Delaware law and the plain language of the 1992 Agreement, Halmos is entitled to advance payment of his legal fees and other costs and expenses in this action, because his claims against SafeCard in this action, and any potential SafeCard counterclaims against him in this action, all directly "relate" to "the fact that [Halmos] ... was ... a director, officer, employee, agent or fiduciary of [SafeCard]."

               61. To date, Halmos has properly made demand upon SafeCard for payment of, and SafeCard has wrongfully refused to pay, certain of the legal fees and other costs and expenses actually and necessarily incurred by Halmos in this action, totalling (as to the portion covered by Halmos' demand to date) $747,343.94 -- far less, to Halmos' knowledge, than SafeCard itself has spent in this action.

               62. Notwithstanding SafeCard's total refusal to honor its indemnification "advance" obligations as to Peter Halmos, SafeCard has made and continues to make such "advances" to other present and former personnel, including defendant Bacon (in this very suit), Robert Dilenschneider, Gerald Cahill (who is receiving "advances" even though he has been fired by SafeCard), and Barry Tillis (who is receiving "advances" even though he also has been fired by SafeCard), and including, as to Dilenschneider and Tillis, "advances" with regard to litigation in which SafeCard is not even named as a party.

               63.    This equity Court should not permit
SafeCard to twist its own breaches of the 1992 Agreement, and its own repudiation of its Certificate of Incorporation, its By-Laws, its uniformly applied (save for Halmos) custom, practice, and course of dealing described herein, and its numerous reaffirmations and promises to Halmos of full indemnification and of at least equal treatment with other SafeCard personnel who enjoy the benefits of the 1992 Agreement - including defendant Bacon, with regard to this action itself " into a device for crippling Halmos (by depriving him of funds to which he is entitled) from seeking redress for those very wrongs.

               64. On information and belief, during the past year (1993) alone, SafeCard has spent in excess of $10 million in its attempt to wear Halmos down. exhaust his resources, and (in the words of its own former Chief Operating Officer, Gerald Cahill) to "destroy" Halmos' ability to obtain redress for the wrongs complained of herein, including SafeCard's repeated pursuit of groundless, previously-rejected claims (e.g., its purported disqualification motions). Unless this equity Court acts to ensure that Halmos receives the equal, even-handed indemnification treatment to which he is entitled, SafeCard's misuse of its resources may yet succeed.

               65. By this Count I, all Halmos asks is a level playing field. All he asks is that SafeCard not be permitted cynically to misuse its vast financial resources (which for 20-plus years he was instrumental in helping SafeCard to acquire), and its repudiation of his rights, as tools to stop him from redressing that very repudiation. Equity demands no less.


               66. There is an actual, present, subsisting controversy between the parties regarding SafeCard's refusal to honor Halmos' rights to indemnification "advances." Under Section 2(c) of the 1992 Agreement (quoted in part in paragraph 59(b) above), this is a proper Court to declare the rights of the parties in the premises and compel SafeCard to honor its Agreement.

               WHEREFORE, Halmos prays for judgment in his favor and against SafeCard:

                      a.      Declaring that SafeCard is
obligated to advance to Halmos, on a continuing, current and timely basis and within two business days of his written request therefor, his legal fees and other costs and expenses actually and necessarily incurred in this action;

                      b.      Directing SafeCard to pay Halmos an
amount to be proven at trial (but not less than $747,343.94), including prejudgment interest on the principal sums due; and

                      c.      Awarding Halmos such other and
further relief as is just.

                          COUNT II

       (Declaratory Judgment; Breach of Written Contract:
       Advance Indemnification Payments For This Action)
       --------------------------------------------------

In the alternative to Count I, Peter Halmos complains of SafeCard as follows:

               67. This Count II is a claim for declaratory judgment and ancillary relief based on SafeCard's breach of a written contract, found in its corporate charter and By Laws as interpreted in light of its longstanding, uniformly applied custom and practice, and also in its written, signed SEC filings, to provide Peter Halmos --just like other senior SafeCard personnel -- with indemnification to the maximum extent permitted by law, including mandatory indemnification "advances;" that is, "advance" payment directly to billing counsel, as and when incurred, of potentially indemnifiable legal fees and other expenses incurred by Halmos in ongoing judicial, administrative, and/or investigative proceedings. Like Count I, to which it is an alternative, this Count II addresses only Halmos' claims for "advances" of potentially indemnifiable fees and expenses incurred in this action. (Halmos has other indemnification claims as well, some of which, relating to other matters, are set forth in Counts IV-X.)

               68.    Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 1-9 inclusive above
(concerning parties, jurisdiction, and venue) as paragraph 68 of this Count II, as if fully set forth herein.

                    SafeCard's Unbroken History Of
                  Advancing Indemnification Payments
                  ----------------------------------

               69.    Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 12-20 inclusive of Count I (SafeCard's longstanding custom, practice, and course of dealing as to indemnification "advances) as paragraph 69 of this Count II, as if fully set forth herein.

                   SafeCard's Uniform Custom And Practice,
                  Its Promises To Halmos, And Its Writings,
      Constitute A Written Contract Embodying That Custom
    ----------------------------------------------------
               70.    Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 21-32 inclusive of Count I (SafeCard's numerous written and oral indemnification promises to Halmos) as paragraph 70 of this Count II, as if fully set forth herein.

          71. By reason of the foregoing facts, including without limitation SafeCard's own SEC filings, there is a written contract between Halmos and SafeCard covering indemnification "advances," consisting of (i) SafeCard's Certificate of Incorporation and ByLaw provisions quoted in paragraph 18 above (incorporated in paragraph 69), coupled with (ii) SafeCard's reaffirmation and further written memorialization of Halmos' indemnification rights "to the maximum extent permitted by law" as part of the parties' 1989 Management Agreement, as described in paragraph 31 above (incorporated in paragraph 70), in light of
(iii) SafeCard's fifteen-year-long, uniformly applied, custom, practice, and course of dealing regarding indemnification "advances" as described in paragraphs 12-20 above (incorporated in paragraph 69) -- on all of which Halmos reasonably relied, as SafeCard knew and intended that he would.

        SafeCard's 1992 Reaffirmation Of The Contract
        ---------------------------------------------

          72. Halmos repeats and realleges, and incorporates herein by reference, paragraphs 33-43 inclusive of Count I (concerning SafeCard's 1992 Agreement and promises to Halmos) as paragraph 72 of this Count II, as if fully set forth herein.


          73. As is more fully described in paragraph 33-43 above (incorporated in paragraph 72), SafeCard's 1992 Agreement further carried forward and reaffirmed the contract between Halmos and SafeCard embodied in (i) SafeCard's charter and By-Law provisions quoted in paragraph 18 above (incorporated in paragraph 69), (ii) SafeCard's 15-year-long, uniformly applied, custom, practice, and course of dealing regarding indemnification "advances' as described in paragraphs 12-20 above (incorporated in paragraph 69), (iii) SafeCard's further written memorialization of Halmos' indemnification rights "to the maximum extent permitted by law" as part of the parties' 1989 Management Agreement, as described in paragraph 31 above (incorporated in paragraph 70), and (iv) SafeCard's still further reaffirmation of Halmos' indemnification rights in its Board of Directors' January 15, 1992 Minutes, as described in paragraph 36 above (incorporated in paragraph 72).

            SafeCard's Breaches Of Its Written Contract
            -------------------------------------------

          74. This suit and this Complaint present claims arising out of Halmos service as an officer, Director, employee, agent, and/or fiduciary of SafeCard, and/or acts done or not done by or to Halmos in that regard. In addition, Counts I through X inclusive of this Complaint directly seek indemnification and/or indemnification "advances."

          75. Under Delaware law, Halmos is entitled to advance payment of his legal fees and other costs and expenses in this action, because his claims against SafeCard in this action, and any potential SafeCard counterclaims against him in this action, all directly relate to the fact that Halmos was an officer, Director, employee, agent. and/or fiduciary of SafeCard, and/or to acts done or not done by or to Halmos in that regard.

          76. By reason of the facts set forth in this Count II and the plain language of the 1992 Agreement, Halmos is entitled to advance payment of his legal fees and expenses in this action. As is more fully set forth below, however, SafeCard, in breach of its obligations to Peter Halmos under its Certificate of Incorporation and By-Laws and its uniformly applied custom, practice, and course of dealing regarding indemnification "advances," and its many reaffirmations, representations and promises to Peter Halmos in that regard, has denied and continues to deny Peter Halmos -- its co-founder -- the very same indemnification "advances" as are enjoyed by other SafeCard personnel.

          77. On or about April 26, 1994, Peter Halmos requested in writing that SafeCard provide him with indemnification "advances" for certain of the legal fees and other costs and expenses actually and necessarily incurred by him in this action, totalling (as to the portion covered by that demand)
$747,343.94 -- far less, to Halmos' knowledge, than SafeCard itself has spent in this action. A true and correct copy of that written request is attached hereto as Exhibit J.

          78. Pursuant to SafeCard's longstanding custom, practice, and course of dealing described herein and its contractual obligations to Peter Halmos, and as expressly reaffirmed in writing by SafeCard (in, for example, its Registration Statement quoted in paragraph 19 above, incorporated in paragraph 69), SafeCard must honor Halmos' written request described in paragraph 77 above, and can only refuse it upon an affirmative determination that m the particular situation, indemnity could never be proper under any possible set of circumstances.

          79. In addition, SafeCard was and is obligated to respond to Halmos' written request described in paragraph 77 above within a reasonable time. As SafeCard itself has determined (in connection with the 1992 Agreement described above, Exhibit H hereto), two business days is a "reasonable time" for SafeCard to respond to a request for indemnification "advances" such as are at issue in this Count II, and thirty days is a "reasonable time" within which to respond to any other sort of indemnification request. As SafeCard itself has determined (in connection with that 1992 Agreement), if thirty days have elapsed with no response, the prospective indemnitee should be entitled to seek judicial relief.

          80. No determination of the kind referred to in paragraph 78 above has been made in this case. No such determination could properly be made in this case. Further, more than thirty days has elapsed since Halmos' written request described in paragraph 77 above. Nevertheless, SafeCard has refused to honor that request, has paid Halmos nothing whatever pursuant to that request, and has denied that it has any obligation to indemnify Halmos. SafeCard's conduct is a denial of Halmos' request.

          81. Halmos repeats and realleges, and incorporates herein by reference, paragraphs 62-66 inclusive of Count I (concerning the unfair and inequitable nature of SafeCard's conduct, the genuineness and immediacy of this dispute, and the need for action by this Court) as paragraph 81 of this Count II, as if fully set forth herein.

          WHEREFORE, Halmos prays for judgment in his favor and against SafeCard:

               a.   Declaring that SafeCard is obligated to
advance to Halmos, on a continuing, current and timely basis and within two business days of his written request therefor, his legal fees and other costs and expenses actually and necessarily incurred in this action;

               b. Directing SafeCard to pay Halmos an amount to be proven at trial (but not less than $747,343.94), including prejudgment interest on the principal sums due; and

               c. Awarding Halmos such other and further relief as is just.

                            COUNT III
           (Declaratory Judgment; Promissory Estoppel:
        Advance Indemnification Payments For This Action)
        -------------------------------------------------

               In the alternative to Counts I and II, Peter
Halmos complains of SafeCard:

          82. This Count III is a claim for declaratory judgment and ancillary relief based on promissory estoppel and Halmos' detrimental reliance. This Count III concerns SafeCard's repudiation of its numerous promises to Peter Halmos (some in signed writings, including SEC filings, some oral, and all relied on by Halmos), and of its fifteen-year-long, uniformly applied custom, practice, and course of dealing, to provide Peter
Halmos -- just like other senior SafeCard personnel, whom even now SafeCard is indemnifying despite its promises that it would treat them and Halmos equally -- with indemnification to the maximum extent permitted by law, including mandatory indemnification "advances;" that is, "advancer payment directly to billing counsel, as and when incurred, of potentially indemnifiable legal fees and other expenses incurred by Halmos in ongoing judicial, administrative, and/or investigative proceedings. Like Counts I and II (to which it is an alternative), this Count III addresses only Halmos' claims for "advances" of potentially indemnifiable fees and expenses incurred in this action. (Halmos has other indemnification claims as well, some of which. relating to other matters, are set forth in Counts IV-X.)

           83. Halmos repeats and realleges, and incorporates herein by reference, paragraphs 1-9 inclusive above (concerning parties, jurisdiction, and venue) as paragraph 83 of this Count
III, as if fully set forth herein.

                 SafeCard's Unbroken History Of
              "Advancing" Indemnification Payments
              ------------------------------------

          84. Halmos repeats, realleges, and incorporates herein by reference, paragraphs 12-20 inclusive of Count I (SafeCard's longstanding custom, practice, and course of dealing as to indemnification "advances") as paragraph 84 of this Count III, as if fully set forth herein.

      SafeCard's Repeated Indemnification Promises To Halmos
      ------------------------------------------------------

           85. Halmos repeats and realleges. and incorporates herein by reference, paragraphs 21-31 inclusive of Count I
(SafeCard's numerous written and oral indemnification promises to Halmos) as paragraph 85 of this Count III, as if fully set forth herein.

    Halmos' Detrimental Reliance On SafeCard's Representations
    ----------------------------------------------------------

          86. Halmos repeats and realleges, and incorporates herein by reference, paragraph 32 of Count I (concerning Halmos' reliance and SafeCard's knowledge thereof) as paragraph 86 of this Count III, as if fully set forth herein.

          87. Among the services Peter Halmos provided to SafeCard, in reliance on its custom, practice, and course of dealing and on its repeated oral and written promises of full indemnification "to the maximum extent permitted by law," were the following:

                a. During 1988 Halmos, at SafeCard's request, aided SafeCard and its counsel (including Harvey Pitt, former SEC
General Counsel and his partner June Gertig) in preparing and coordinating SafeCard's successful response to an SEC investigation aimed at Halmos and SafeCard;


               b.   During 1989, 1990, and 1991 Halmos, at
SafeCard's request, coordinated the successful defense of a class-action suit, Wolfe, et al. v. SafeCard Services, Inc., et al., No. 89-6198-GONZALEZ-CIV (S.D. Fla.), filed in March 1989 due to SafeCard errors and debacles which included the late 1987 cancellation of an American Express contract (which SafeCard personnel had assured Halmos was in good standing) and SafeCard's payment of $6 million in additional taxes due to SafeCard's filing of an erroneous 1987 Federal tax return (which SafeCard's accounting department had caused Halmos to sign on the representation that it was correct);

               c. During 1991 and 1992 Halmos, at SafeCard's request, also oversaw SafeCard's response (including strengthened internal security measures and the filing of SafeCard Services, Inc. v. Smith, No. 9141345(03), Cir. Ct., Broward County, Fla.) to the January 1991 theft from SafeCard of some 4 million credit card numbers and other vital information stored on microfiche;

               d. During 1991 and 1992 Halmos, at SafeCard's request, also helped to plan SafeCard's move to larger quarters in Wyoming, which SafeCard acquired, remodeled, and equipped with upgraded security facilities after (and partly because of) the 1991 microfiche theft;

               e.   During the 1989-1992 period Halmos, at
SafeCard's request, also coordinated SafeCard's successful defense of an FTC inquiry into SafeCard's asserted violation of a 1978 FTC agreement;

               f. From 1990 to 1992, Halmos, at SafeCard's request, also successfully extricated SafeCard from a series of media and other attacks initiated by a disgruntled shareholder, one Lennane (which led to the filing of Halmos v. Allstate Research Center, No. 92-6500-CIV (S.D. Fla.), an action handled jointly by Halmos and SafeCard); and

               g. Throughout this 1988-1992 time period Halmos continued to provide SafeCard with management services and guidance, as a Director until October 1990 and then as an executive management consultant.

          88. Both the importance Halmos placed on SafeCard's custom, practice, and course of dealing described above and of its promises of full indemnification "to the maximum extent permitted by law, " and Halmos' reliance thereon, are confirmed by (among other things) a January 10, 1992 letter from SafeCard's counsel Gertig to SafeCard's Board and to Halmos. In that letter, Gertig noted that Halmos had "expressed concern" about his indemnification coverage (because at that time he was serving, at SafeCard's request and to protect its interests, as an executive management consultant" rather than as a Director). In response to Halmos' concern, Gertig flatly represented (Exhibit G hereto):

  "Even if Peter [Halmos] is not an officer or director of the Company, it is my view that he is entitled to indemnification under the Company's Certificate of Incorporation ... and under Delaware law on the same terms, and to the same extent. as the Company's officers and directors." [Emphasis added.]

          89. At its meeting on January 15, 1992, SafeCard's Board of Directors --recognizing Halmos' concern about, and reliance on, SafeCard's indemnification promises and representations - formally confirmed SafeCard counsel Gertig's representations to Peter Halmos (and advice to the Board) described in paragraph 88 above, and formally:

      "RESOLVED, that Peter Halmos has been and continues to be indemnified by the Company to the full extent permitted by the Company's Articles of Incorporation, Bylaws and applicable law, his entitlement to such indemnification to be as full as is that of any officer of the Company, ... [and] the fact that Peter Halmos does not [now] have an official title at the Company is not deemed relevant to ... his entitlement to indemnification
....[Emphasis added.]

          90. Halmos repeats and realleges, and incorporates herein by reference, paragraphs 33-34 of Count I (concerning the parties' early-1992 discussions of a more formalized indemnification document) as paragraph 90 of this Count m, as if fully set forth herein.

          91. As is shown by the first paragraph of SafeCard counsel Gertig's January 10, 1992 letter (Exhibit G hereto), when Gertig made the written representations to Peter Halmos described in paragraph 88 above, Gertig, Halmos, and SafeCard's Board of Directors all knew and understood that Gertig's representations were made in the context of the "form of indemnity agreement" which Gertig had sent the Board and Halmos "[e]arlier [that] week" -- including its provisions for mandatory indemnification "advances."

          92. As is shown by the facts stated in paragraphs 88-91 above, when SafeCard's Board of Directors formally confirmed SafeCard counsel Gertig's representations to Peter Halmos as described in paragraph 89 above, SafeCard's Board of Directors and Halmos all knew and understood Board action was taken in the context of the "form of indemnity agreement" which Gertig had sent the Board and Halmos on January 6, 1992 -- including its provisions for mandatory indemnification "advances."

          93. Halmos repeats, realleges. and incorporates by reference Count I, paragraphs 37-43 inclusive (describing SafeCard's tender of the 1992 Agreement to Halmos, his acceptance and signing thereof, and SafeCard's formal adoption thereof) and Count II, paragraph 73 (describing the effect of the 1992 Agreement as further reaffirming SafeCard's numerous written and oral promises and its longstanding custom, practice, and course of dealing regarding indemnification "advances") as paragraph 93 of this Count III, as if fully set forth herein.

          94. Neither SafeCard nor its counsel Gertig ever rejected, nor otherwise objected to, Halmos' tender of the signed 1992 Agreement. To the contrary, on October 2, 1992 SafeCard's Board of Directors -- having previously "agreed in principle to go forward, subject to [Halmos'] concurrence," and having obtained that "concurrence," as more fully set forth hereinabove - formally approved the Company's entering into that Agreement with, among others, "Peter Halmos."

           SafeCard 's Promises And Representations To
          Halmos, Including The 1992 Agreement's Terms,
         Mandate Indemnification "Advances" In This Suit
         -----------------------------------------------

          95. Halmos repeats, realleges, and incorporates by reference Count I, paragraphs 44-52 inclusive (concerning the provisions of the 1992 Agreement) and Count II, paragraphs 74-75 (concerning the applicability of those provisions to this suit) as paragraph 95 of this Count III, as if fully set forth herein.

   SafeCard's Repudiation Of Its Promises And Representations
  ----------------------------------------------------------
          96. Defendant Bacon, SafeCard's other Directors, its senior officers, and Steven Halmos -- with respect to all of whom SafeCard promised Peter Halmos at least equal treatment as regards indemnification -- have all had. and continue to have, the benefit of the 1992 Agreement, and of SafeCard's Certificate of Incorporation, By-Laws, and uniformly applied custom, practice, and course of dealing regarding indemnification "advances. However, contrary to its numerous explicit oral and written promises and representations to Peter Halmos, and in particular its promises and representations that Peter Halmos was and would continue to be entitled to (i) mandatory indemnification "advances," and (ii) at least equal indemnification treatment with SafeCard's Directors and senior officers, SafeCard has flatly denied and continues to deny Peter Halmos -- its co-founder -- the same indemnification benefits and "advances" as those other SafeCard personnel enjoy.

          97. This suit and this Complaint present claims arising out of Halmos service as an officer, Director, employee, agent, and/or fiduciary of SafeCard, and/or acts done or not done by or to Halmos in that regard. In addition, Counts I through X inclusive of this Complaint directly seek indemnification and/or indemnification "advances."

          98. By reason of the foregoing, under Delaware law, Halmos is entitled to advance payment of his legal fees and other costs and expenses in this action, because his claims against SafeCard in this action, and any potential SafeCard counterclaims against him in this action, all directly "relate to and arise out of "the fact that [Halmos] ... was ... a director, officer, employee, agent or fiduciary of [SafeCard]."

          99. Halmos repeats and realleges and incorporates herein by reference, paragraphs 62-66 inclusive of Count I (the unfair and inequitable nature of SafeCard's conduct, the genuineness and immediacy of this dispute, and the need for action by this Court) and paragraphs 76-80 inclusive of Count II (SafeCard's breaches of its obligations to Halmos and its denial of his requests for indemnification) as paragraph 99 of this Count III, as if fully set forth herein.

          100. By reason of the facts set forth in this Count III, including SafeCard's repeated promises to Peter Halmos and his justified and reasonable reliance thereon (a reliance of which SafeCard knew and which it specifically encouraged, as set forth above, so that injustice can be avoided only by enforcing those promises), Halmos is entitled to advance payment of his legal fees and other expenses in this action, including $747,343.94 previously and properly demanded by him as set forth hereinabove.

          WHEREFORE, Halmos prays for judgment in his favor and against SafeCard:

               a.   Declaring that SafeCard is obligated to
advance to Halmos, on a continuing, current and timely basis and within two business days of his written request therefore, his legal fees and other costs and expenses actually and necessarily incurred in this action;

               b. Directing SafeCard to pay Halmos an amount to be proven at trial (but not less than $747,343.94), including prejudgment interest on the principal sums due; and

               c. Awarding Halmos such other and further relief as is just.

                              COUNT IV
        (Declaratory Judgment; Breach of Written Contract:
   Advance Indemnification Payments For Third-Party Litigation)
- - ------------------------------------------------------------
          Peter Halmos complains of SafeCard as follows:

          101. This Count IV is a claim for declaratory judgment and ancillary relief. based on SafeCard's breach of a written contract, which embodied and carried forward a longstanding SafeCard custom and practice, to provide Peter Halmos -- just like other senior SafeCard personnel - with indemnification to the maximum extent permitted by law, including mandatory indemnification "advances;" that is, "advance" payment directly to billing counsel, as and when incurred, of potentially indemnifiable legal fees and other expenses incurred by Halmos in ongoing judicial, administrative, and/or investigative proceedings. This Count IV addresses only Halmos' claims for "advances" of potentially indemnifiable fees and expenses incurred in pending actions with third parties. (Halmos has other indemnification claims as well, some of which, relating to other matters, are set forth in Counts I-III and VII-X.)

          102. Halmos repeats and realleges. and incorporates herein by reference, paragraphs 1-9 inclusive above as paragraph
102 of this Count IV, as if fully set forth herein.

                   SafeCard's Unbroken History Of
              "Advancing" Indemnification Payments
              ------------------------------------

          103. Halmos repeats and realleges, and incorporates herein by reference, paragraphs 12-20 inclusive of Count I (SafeCard's longstanding custom, practice, and course of dealing as to indemnification "advances") as paragraph 103 of this Count IV, as if fully set forth herein.

     SafeCard's Repeated Indemnification Promises To Halmos
     ------------------------------------------------------

    104. Halmos repeats and realleges, and incorporates herein by reference, paragraphs 21-32 inclusive of Count I (SafeCard's numerous written and oral indemnification promises to Halmos) as paragraph 104 of this Count IV, as if fully set forth herein.

       SafeCard's 1992 Written Indemnification Agreement
       -------------------------------------------------

          105. Halmos repeats and realleges, and incorporates herein by reference, paragraphs 33-43 inclusive of Count I (concerning SafeCard's 1992 Agreement, SafeCard's tender of that Agreement to Halmos, Halmos' acceptance of it, and SafeCard's Board's formal adoption of it) as paragraph 105 of this Count IV, as if fully set forth herein.

         On Its Face, SafeCard's 1992 Agreement Mandates
     Indemnification "Advance," For Third-Party Litigation
     ------------------------------------------------------

          106. Halmos repeats and realleges, and incorporates herein by reference, paragraphs 44-48 inclusive of Count I
(concerning the provisions of the 1992 Agreement) as paragraph
106 of this Count IV, as if fully set forth herein.

          107. On their face, the provisions of the 1992 Agreement quoted above mandate the advance payment of Halmos' potentially indemnifiable legal fees and other expenses incurred by him in, among other things, litigation by or against third parties which arises out of Halmos' service as a SafeCard officer, Director, agent, employee, and/or fiduciary. As is more fully set forth hereinabove, such litigation constitutes "Claim(s)" arising out of one or more "Indemnifiable Event(s)."

           SafeCard 's Breaches Of The 1992 Agreement:
                  (i) Background Information
           -------------------------------------------

          108. In early 1983, Halmos' son Greg was born prematurely and suffering from chronic, life-threatening complications. To raise funds for his son's medical care (then estimated to be $500,000 or more per year), Halmos sold part of his SafeCard stock.

          109. In June 1983 SafeCard released a second-quarter-1983 earnings report showing less than expected earnings.
As a result, SafeCard's stock price fell by 30%; Peter Halmos was accused of wrongful insider trading in August 1983 and April 1984
Barron's articles; and an SEC investigation and a Delaware derivative lawsuit were begun against him.

          110. SafeCard's second quarter-1983 earnings report (released over Halmos' protest, because he believed it was wrong) was erroneous. Actual earnings for that period were up, not down. When SafeCard learned of its error, however, it did not publicly correct the error because accounting rules did not require it to do so retrospectively. As a result of that decision by SafeCard to protect its own reputation at Halmos' expense, a false stigma of insider trading and financial sharp practices clung to Halmos.


         111. In September 1987 American Express ("AmEx") cancelled a contract with SafeCard. Though that event occurred over six months after Halmos' last sale of SafeCard stock, and though the cancellation shocked Halmos (who had time and again been assured by SafeCard personnel that all was well with AmEx), the false "insider trading" stigma described in paragraph 110 above was worsened.

          112. The false insider trading/financial wrongdoer stigma attached to Halmos, as described in paragraphs 110 and 111 above, was further worsened by the late 1987 resignation of Dr. Lee Seidler, a Director and Chairman of SafeCard's Audit Committee, and the year-end-1987 "resignation" (actually, they were fired) of SafeCard's then-auditors, Grant Thornton.

            SafeCard 's Breach Of The 1992 Agreement:
            (ii) Varvoutis' Theft And Their Aftermath
            -----------------------------------------

          113. Allegedly in response to a blind advertisement placed by SafeCard. in early 1988 Ernest A. Varvoutis m applied for a job as an in-house accountant. Unknown to SafeCard, Varvoutis did so because he had a secret ambition to be a Government agent, and believed (because of the stigma attached to Halmos and the adverse publicity regarding SafeCard and Halmos surrounding the events described in paragraphs 109-112) that if hired, he could surreptitiously unearth some wrongdoing by SafeCard and, as a consequence, Halmos.

          114. SafeCard and Halmos contacted Deloitte & Touche ("Deloitte"), whom Varvoutis had represented to be his then-employer. Deloitte falsely told SafeCard and Halmos that Varvoutis was then employed by Deloitte and was a valued Deloitte accountant. In fact, Deloitte had fired Varvoutis for incompetence and emotional instability, including his fantasies of becoming a G-Man," which were known to Deloitte but which Deloitte did not disclose to SafeCard nor to Halmos.

          115. Beginning less than 36 hours after he first reported for work on May 2, 1988, Varvoutis engaged in a lengthy series of surreptitious copyings and thefts of Halmos' personal financial documents and records and of SafeCard documents and records. most or all of which he clandestinely delivered to IRS agents with whom he had made contact through an IRS agent who was a former SafeCard employee.

          116. Among the SafeCard documents Varvoutis stole was a copy of the first page of SafeCard's 1987 Federal income tax return, filed in July 1988, which SafeCard's accounting staff had prepared, caused Halmos to sign (by representing to him that it was accurate), and filed with the IRS. After writing on that document that it showed that "[Peter] Halmos is understating income by $14 million," Varvoutis surreptitiously delivered it to his clandestine IRS contact, the former SafeCard employee referred to in paragraph 115 above.

          117. Unknown to Halmos, SafeCard's 1987 Federal income tax return (prepared primarily by a SafeCard employee who was formerly an IRS agent) did contain an "error" of approximately $14 million. That "error" resulted from improper deductions for certain future expenses; the deductions, in turn, resulted from the SafeCard accounting staff's improper use, contrary to established SafeCard accounting policies, of months-old estimates rather than up-to-date actual data.

          118. On October 12, 1988 Varvoutis abruptly quit his employment and disclosed that he had stolen financial and tax-related documents. Two days later, IRS agents -- having obtained a search warrant based on SafeCard-related information provided by Varvoutis and newspaper articles about SafeCard " raided SafeCard's offices and took large amounts of financial documents and information.

          119. The IRS raid described in paragraph 118 above was the beginning of a four-yearlong IRS criminal investigation, the subjects of which were SafeCard, Halmos, and others. According to the IRS agents involved, the raid and the investigation, during which a number of SafeCard personnel acted as IRS informants, would not have taken place at all but for Varvoutis' thefts and SafeCard-related (mis)information (paragraphs 113-118) -- conduct Varvoutis and the IRS have admitted arose from Halmos status and service as a SafeCard officer, director, agent, and fiduciary.

          120. On or about January 23, 1991, SafeCard's Board of Directors formally determined that SafeCard should indemnify SafeCard personnel, who were contacted during the course of the IRS investigation described in paragraph 119 above, against legal costs and other expenses incurred by them as a result of that investigation. On information and belief, SafeCard did in fact indemnify such persons (including informants) for those expenses.

          121. On November 10, 1992 the IRS investigation of Halmos (paragraphs 118-120 above) was formally closed. No charges of any kind were brought against Halmos. No finding of wrongdoing of any kind was made against Halmos. Halmos was cleared. The only consequence of the investigation from Halmos' standpoint (other than its enormous expense and damage to him) was a tax refund to Halmos' parents.

            SafeCard 's Breach Of The 1992 Agreement:
     (iii) The Pending Suits And SafeCard's Refusal To Pay
     -----------------------------------------------------

          122. As a result of Varvoutis' and Deloitte's conduct described above, in September 1990 and again in March 1992 Halmos filed (in State court; Varvoutis removed the second suit to Federal court, where it is now pending) Halmos, et al. v. Varvoutis, et al., No. 92-6336-CIV-HURLEY (S.D. Fla.), a suit against Varvoutis and Deloitte. This suit is hereafter termed the "Deloitte Suit."

          123. As a result of the IRS' conduct described above, in October 1992 Halmos filed Halmos, et al. v. Long, et al., No. 92-7024-CIV-MORENO (S.D. Fla.), a suit against the IRS agents who controlled Varvoutis' thefts and raided SafeCard's and Halmos' offices. This suit, hereafter (together with a related Federal Tort Claims Act suit) termed (collectively) the "IRS Suit," is now pending.

          124. The Deloitte Suit and the IRS Suit both arise from and relate to Halmos' service as a SafeCard officer, director, agent. and fiduciary. Both of those suits, filed during the pendency of the IRS investigation, were designed, inter alia, to uncover and redress unlawful IRS activity aimed at SafeCard and Halmos. SafeCard itself recognized the connection between those suits and SafeCard s business both (i) in January 1991, when SafeCard agreed to indemnify SafeCard personnel, who were contacted during the course of the IRS investigation described in paragraph 119 above, against legal costs and other expenses incurred by them as a result of that investigation, and also (ii) in October 1992, when SafeCard determined that it was in SafeCard's own best interests to file its own suit against Varvoutis and the IRS agents, and subsequently did file such a suit. Further, SafeCard's former General Counsel has testified that it was in SafeCard's interest to pursue those lawsuits (and to have Halmos pursue them), to assist Halmos in defending against the IRS investigation, and to uncover and obtain redress for the unlawful IRS conduct.

          125. By 1990, SafeCard had learned that the IRS investigation described above was caused in part by lapses in SafeCard's security and in its accounting procedures (such that SafeCard, in response, established an internal security
Committee of its Board to investigate and correct such lapses), and that SafeCard was originally a subject -- and possibly the target -- of the IRS investigation. By 1991, SafeCard learned, through inter alia the affidavit of an IRS agent, that the IRS investigation's scope included (informationally and as a focus) a number of SafeCard's SEC and other disclosures. By 1992, SafeCard's counsel acknowledged that SafeCard itself was a subject of the IRS investigation.

          126. By reason of the foregoing, under Delaware law and the plain language of the 1992 Agreement, Halmos is entitled to advance payment of his legal fees and other costs and expenses in this action, because his claims against SafeCard in this action, and any potential SafeCard counterclaims against him in this action, all directly "relate" to "the fact that [Halmos] ... was ... a director, officer, employee, agent or fiduciary of [SafeCard]."

          127. By reason of the facts set forth in this Count IV and the plain language of the 1992 Agreement, Halmos is entitled to advance payment of his legal fees and other costs and expenses in the Deloitte and IRS Suits. On April 5, 1993 and April 28, 1994, Halmos requested in writing that SafeCard provide him with indemnification "advances" for the Deloitte Suit and the IRS Suit, including immediate reimbursement of certain legal fees and other expenses, totalling $1,221,009,95, which he had actually and necessarily incurred and paid in those suits. True and correct copies of Halmos' April 5, 1993 and April 28, 1994 written requests are attached hereto as Exhibits K and L respectively.

          128. Halmos repeats and realleges, and incorporates herein by reference, paragraphs 53 and 55-59 inclusive of Count I
(concerning the provisions of the 1992 Agreement regarding responses to requests for payment of "advances") as paragraph 128 of this Count IV. as if fully set forth herein.

          129. More than thirty days (let alone "two business days") have elapsed since Halmos' written requests described in paragraph 127 above. SafeCard has refused to honor those requests, has paid Halmos nothing whatever pursuant to those requests, and has denied that it has any obligation to Halmos under the 1992 Agreement. SafeCard's conduct is a denial of Halmos' requests.

          130. There is an actual, present, subsisting controversy between the parties regarding SafeCard's refusal to honor Halmos' rights under the 1992 Agreement. This is a proper
Court to declare the parties' rights and compel SafeCard to honor its Agreement.

          WHEREFORE, Halmos prays for judgment in his favor and against SafeCard:

               a.   Declaring that SafeCard is obligated to
advance to Halmos, on a continuing, current and timely basis and within two business days of his written request therefor, his legal fees and other costs and expenses actually and necessarily incurred in the Deloitte Suit and the IRS Suit;


               b. Directing SafeCard to pay Halmos an amount to be proven at trial (but not less than $1,221,009.95), including prejudgment interest on the principal sums due; and

               c. Awarding Halmos such other and further relief as is just.

                             COUNT V

       (Declaratory Judgment; Breach of Written Contract:
  Advance Indemnification Payments For Third-Party Litigation) In the alternative to Count IV, Peter Halmos complains of SafeCard:
 ----------------------------------------------------------------
         131. This Count V is a claim for declaratory judgment and ancillary relief based on SafeCard's breach of a written contract, found in its corporate charter and By-Laws as interpreted in light of its longstanding, uniformly applied custom and practice, and also in its written, signed SEC filings, to provide Peter Halmos -- just like other senior SafeCard personnel - with indemnification to the maximum extent permitted by law, including mandatory indemnification "advances;" that is, "advance" payment directly to billing counsel, as and when incurred, of potentially indemnifiable legal fees and other expenses incurred by Halmos. Like Count IV, to which it is an alternative, this Count V addresses only Halmos' claims for "advances" of potentially indemnifiable fees and expenses incurred in pending actions with third parties. (Halmos has other indemnification claims as well, some of which, relating to other matters, are set forth in Counts l-III and VII-X of this Complaint.)

          132. Halmos repeats and realleges, and incorporates herein by reference, paragraphs 1-9 inclusive above (concerning parties, jurisdiction, and venue) as paragraph 132 of this Count
V as if fully set forth herein.

                SafeCard's Unbroken History Of
              Advancing Indemnification Payments
              ----------------------------------

          133. Halmos repeats and realleges, and incorporates herein by reference, paragraphs 12-20 inclusive of Count I (SafeCard's longstanding custom, practice, and course of dealing as to indemnification "advances") as paragraph 133 of this Count V, as if fully set forth herein.

            SafeCard's Uniform Custom And Practice,
            Its Promises To Halmos, And Its Writings,
       Constitute A Written Contract Embodying That Custom
       ---------------------------------------------------

          134. Halmos repeats and realleges, and incorporates herein by reference, paragraphs 21-32 inclusive of Count I
(SafeCard's numerous written and oral indemnification promises to Halmos) as paragraph 134 of this Count V. as if fully set forth herein.

          135. By reason of the foregoing facts, including without limitation SafeCard's own SEC filings, there is a written contract between Halmos and SafeCard covering indemnification "advances," consisting of (i) SafeCard's Certificate of Incorporation and ByLaw provisions quoted in paragraph 18 above (incorporated in paragraph 133), coupled with (ii) SafeCard's reaffirmation and further written memorialization of Halmos' indemnification rights "to the maximum extent permitted by law" as part of the parties' 1989 Management Agreement, as described in paragraph 31 above (incorporated in paragraph 134), in light of (iii) SafeCard's fifteen-year-long, uniformly applied, custom, practice, and course of dealing regarding indemnification "advances" as described in paragraphs 12-20 above (incorporated in paragraph 133) " on all of which Halmos reasonably relied, as SafeCard knew and intended that he would.

          SafeCard's 1992 Reaffirmation Of The Contract
          ---------------------------------------------

          136. Halmos repeats and realleges, and incorporates herein by reference paragraphs 33-43 inclusive of Count I
(concerning SafeCard's 1992 Agreement and promises to Halmos ) as paragraph 136 of this Count V, as if fully set forth herein.

          137. As is more fully described in paragraph 33-43 above (incorporated in paragraph 136), SafeCard's 1992 Indemnification Agreement further carried forward and reaffirmed the contract between Halmos and SafeCard embodied in (i) SafeCard's Certificate of Incorporation and By-Law provisions quoted in paragraph 18 above (incorporated in paragraph 133),
(ii) SafeCard's fifteen-year-long, uniformly applied, custom, practice, and course of dealing regarding indemnification "advances" as described in paragraphs 12-20 above (incorporated in paragraph 133), (iii) SafeCard's reaffirmation and further written memorialization of Halmos' indemnification rights "to the maximum extent permitted by law" as part of the parties' 1989 Management Agreement, as described in paragraph 31 above (incorporated in paragraph 134), and (iv) SafeCard's further reaffirmation of Halmos' indemnification rights in its Board of Directors January 15, 1992 Minutes, as described in paragraph 36 above (incorporated in paragraph 136).

          SafeCard's Breaches Of Its Written Contract
          -------------------------------------------

          138. Halmos repeats and realleges, and incorporates herein by reference, paragraphs 108-127 inclusive of Count IV (the Deloitte and IRS Suits, their background, and Halmos' right to indemnification as to them) as paragraph 138 of this Count V, as if fully set forth herein.

          139. Pursuant to SafeCard's longstanding custom, practice, and course of dealing described herein and its contractual obligations to Peter Halmos, and as expressly reaffirmed in writing by SafeCard (in, for example, its Registration Statement quoted in paragraph 19 above, incorporated in paragraph 133), SafeCard must honor Halmos written request described in paragraph 127 above (incorporated in paragraph 138), and can only refuse it upon an affirmative determination that in the particular situation, indemnity could never be proper under any possible set of circumstances.

          140. In addition, SafeCard was and is obligated to respond to Halmos' written request described in paragraph 127 above within a reasonable time. As SafeCard itself has determined (in connection with the 1992 Agreement described above, Exhibit H hereto), two business days is a "reasonable time" for SafeCard to respond to a request for indemnification "advances" such as are at issue in this Count II, and thirty days is a "reasonable time" within which to respond to any other sort of indemnification request. As SafeCard itself has determined (in connection with that 1992 Agreement), if thirty days have elapsed with no response the prospective indemnitee should be entitled to seek judicial relief.

          141. No determination of the kind referred to in paragraph 140 above has been made, and no such determination properly could be made, in this case. Further, more than thirty days have elapsed since Halmos' written request described above; yet SafeCard has refused to honor that request, has paid Halmos nothing pursuant thereto. and has denied that it has any obligation to indemnify Halmos. SafeCard's conduct is a denial of Halmos' request.

          142. There is an actual, present, subsisting controversy between the parties regarding SafeCard's refusal to honor Halmos' rights to indemnification "advances" with regard to pending actions with third parties. This is a proper Court to declare the rights of the parties in the premises and compel SafeCard to honor its obligations to Halmos.

     WHEREFORE, Halmos prays for judgment in his favor and against SafeCard:

               a.   Declaring that SafeCard is obligated to
advance to Halmos, on a continuing, current and timely basis and within two business days of his written request therefor, his legal fees and other costs and expenses actually and necessarily incurred in the Deloitte Suit and the IRS Suit;

               b. Directing SafeCard to pay Halmos an amount to be proven at trial (but not less than $1,221,009.95). including prejudgment interest on the principal sums due; and


               c. Awarding Halmos such other and further relief as is just.

                            COUNT VI
       (Declaratory Judgment; Promissory Estoppel:
Advance Indemnification Payments For Third-Party Litigation)  ---
- - ---------------------------------------------------------
          In the alternative to Counts IV and V, Peter Halmos complains of SafeCard:

          143. This Count VI is a claim for declaratory judgment and ancillary relief based on promissory estoppel and Halmos' detrimental reliance. This Count VI concerns SafeCard's repudiation of its numerous promises to Peter Halmos (some in signed writings, including SEC filings, some oral, and all relied on by Halmos), and of its fifteen-year-long, uniformly applied custom, practice, and course of dealing, to provide Peter
Halmos -- just like other senior SafeCard personnel, whom even now SafeCard is indemnifying despite its promises that it would treat them and Halmos equally -- with indemnification to the maximum extent permitted by law, including mandatory indemnification "advances;" that is, "advance" payment directly to billing counsel, as and when incurred, of potentially indemnifiable legal fees and other expenses incurred by Halmos in ongoing judicial, administrative. and/or investigative proceedings. Like Counts IV and V (to which it is an alternative), this Count VI addresses only Halmos' claims for "advances" of potentially indemnifiable fees and expenses incurred in pending actions with third parties. (Halmos has other indemnification claims, some of which, relating to other matters, are set forth in Counts I-m and VII-X.)

          144. Halmos repeats and realleges, and incorporates herein by reference, paragraphs 1-9 inclusive above as paragraph
144 of this Count VI, as if fully set forth herein.

                   SafeCard's Unbroken History Of
               "Advancing" Indemnification Payments
               ------------------------------------

          145. Halmos repeats and realleges, and incorporates herein by reference, paragraphs 12-20 inclusive of Count I (SafeCard's longstanding custom, practice, and course of dealing as to indemnification "advances) as paragraph 145 of this Count VI, as if fully set forth herein.

     SafeCard's Repeated Indemnification Promises To Halmos
     ------------------------------------------------------

          146. Halmos repeats and realleges, and incorporates herein by reference, paragraphs 21-31 inclusive of Count I
(SafeCard's numerous written and oral indemnification promises to Halmos) as paragraph 146 of this Count VI, as if fully set forth herein.

    Halmos' Detrimental Reliance On SafeCard's Representations
    ----------------------------------------------------------
       147. Halmos repeats and realleges, and incorporates herein by reference, paragraphs 32-43 inclusive of Count I and paragraph 73 of Count II (SafeCard's 1992 Agreement and its reaffirmation of SafeCard's many promises to Halmos and of SafeCard's longstanding custom, practice, and course of dealing regarding indemnification "advances"), and paragraphs 87-89, 91-92, and 94 of Count m (Halmos' reliance on SafeCard's repeated promises. including the 1992 Agreement, and on SafeCard's uniform custom, practice, and course of dealing as to indemnification "advances") as paragraph 147 of this Count VI, as if fully set forth herein.

          148. At the time of the March 10, 1992 Board of
Directors' meeting described above, SafeCard's Board of Directors knew that Halmos had filed the Deloitte Suit, and knew and intended that Halmos would, as he did, rely on SafeCard's promises of indemnification (including mandatory indemnification
"advances") in connection therewith.

          149. At the time of the October 2, 1992 Board of Directors' meeting described above, SafeCard's Board of Directors knew that Halmos had filed the Deloitte Suit; knew that Halmos was about to (as in fact he did) file the IRS Suit; and knew and intended that Halmos had relied and would, as he did, continue to rely on SafeCard's promises of indemnification (including mandatory indemnification "advances") in connection with both of those suits. Indeed, the IRS Suit was one of the subjects discussed at that Board meeting, following which SafeCard itself also filed its own suit against the IRS agents.



   SafeCard's Repudiation Of Its Promises And Representations
   ----------------------------------------------------------
          150. Halmos repeats and realleges, and incorporates herein by reference, paragraphs 44-48 inclusive of Count I (concerning the provisions of the 1992 Agreement), paragraphs 108-127 inclusive of Count IV (concerning the Deloitte and IRS Suits, their background, and Halmos' right to indemnification as to them), and paragraphs 139-141 inclusive of Count V (concerning SafeCard's denial of Halmos' indemnification requests regarding those suits) as paragraph 150 of this Count VI, as if fully set forth herein.

          151. As is more fully set forth above, contrary to its numerous explicit oral and written promises and representations to Peter Halmos, and in particular its promises and representations that Peter Halmos was and would continue to be entitled to (i) mandatory advance payment of indemnification, and
(ii) at least equal indemnification treatment with SafeCard's Directors and senior officers who enjoy the benefits of the 1992 Agreement, SafeCard has flatly denied and continues to deny Peter Halmos -- its co-founder -- the same benefits of that Agreement as those other SafeCard personnel enjoy.

          152. By reason of the facts set forth in this Count VI, including SafeCard's repeated promises to Peter Halmos and his justified and reasonable reliance thereon (a reliance of which SafeCard knew and which it specifically encouraged, as set forth above, so that injustice can be avoided only by enforcing those promises), Halmos is entitled to advance payment of his legal fees and other expenses in the Deloitte Suit and the IRS Suit including $1,221,009.95 previously and properly demanded by him as set forth hereinabove.

           WHEREFORE, Halmos prays for judgment in his favor and against SafeCard:

               a.   Declaring that SafeCard is obligated to
advance to Halmos, on a continuing, current and timely basis and within two business days of his written request therefor, his legal fees and other costs and expenses actually and necessarily incurred in the Deloitte Suit and the IRS Suit;

               b. Directing SafeCard to pay Halmos an amount to be proven at trial (but not less than $1,221,009.95), including prejudgment interest on the principal sums due; and

               c. Awarding Halmos such other and further relief as is just.

                               COUNT VII
          (Declaratory Judgment; Breach of Written Contract:
             Indemnification For Successful IRS Defense)
          ---------------------------------------------------
          Peter Halmos complains of SafeCard as follows:

          153. This Count VII is a claim for declaratory judgment and ancillary relief, based on SafeCard's breach of a written contract to provide Peter Halmos (like other senior SafeCard personnel) with indemnification to the maximum extent permitted by law, including indemnification for legal fees and expenses incurred by him in his successful, completed defense of claims asserted against him by third parties. (Such indemnification, in respect of a successful defense, is mandated by Delaware law as well as by SafeCard's written contractual promises to Halmos.) Unlike Counts I-VI, this Count VII, and alternative Counts VIII-X, concern only Halmos' right to after-the-fact reimbursement for legal fees and other expenses related to a successful, completed defense.

          154. Halmos repeats and realleges, and incorporates herein by reference, paragraphs 1-9 inclusive above (concerning parties, jurisdiction, and venue) as paragraph 154 of this Count
VII, as if fully set forth herein.

            SafeCard's Indemnification Promises To Halmos
            ---------------------------------------------

          155. Halmos repeats and realleges, and incorporates herein by reference, paragraphs 12-32 inclusive of Count I (concerning SafeCard's longstanding custom, practice, and course of dealing as to indemnification "advances" and SafeCard's numerous written and oral indemnification promises to Halmos) as paragraph 155 of this Count VII, as if fully set forth herein.

           SafeCard's 1992 Written Indemnification Agreement
     -------------------------------------------------
          156. Halmos repeats and realleges, and incorporates herein by reference, paragraphs 33-43 inclusive of Count I (concerning SafeCard's 1992 Agreement and promises to Halmos) as paragraph 156 of this Count VII, as if fully set forth herein.

              SafeCard 's 1992 Agreement Mandates Payments
          For The Cost Of A Successful Administrative Defense
          ---------------------------------------------------
          157. Section 6 of the 1992 Agreement (Exhibit H hereto) provides:

     ... [N]otwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including, without limitation, dismissal without prejudice, Indemnitee shall be indemnified against any and all
Expenses ...."

Section 6 further provides that the indemnitee need not prove his entitlement to such indemnification; rather, if there is any dispute. "the burden of proof shall be on the Company to establish that Indemnitee is not so entitled."

          158. Sections l(b), l(c), and l(d) of the 1992
Agreement, quoted in paragraphs 46 and 47 above (which are incorporated by reference in this paragraph 158 as if fully set forth herein), define the terms "Claim," expenses," and Indemnifiable Event," as used in the Agreement's Section 6
(quoted in paragraph 157 above).

          159. On their face, Sections l(b)-(d) and 6 of the 1992 Agreement obligate SafeCard to reimburse: (i) "any and all Expenses" (i.e., "attorneys' fees and all other costs, charges and expenses paid or incurred"), (ii) "relating to a Claim" (i.e., relating to "any threatened, pending, or completed ... proceeding, ... administrative or investigative or other"), so long as (iii) the proceeding concerned an "Indemnifiable Event" (i.e., "any event or occurrence related to the fact that indemnitee [Halmos] is or was ... a director, officer, employee, agent or fiduciary of the Company [SafeCard] ... or by reason of anything done or not done by Indemnitee [Halmos] in any such capacity").

              SafeCard's Breach Of The 1992 Agreement:
                    (i) Background Information
              ----------------------------------------

          160. Halmos repeats and realleges, and incorporates herein by reference, paragraphs 108-112 inclusive of Count IV
(concerning the background to Varvoutis' thefts) as paragraph 160 of this Count VII, as if fully set forth herein.

              SafeCard's Breach Of The 1992 Agreement:
             (ii) Varvoutis' Thefts And Their Aftermath
             ------------------------------------------

          161. Halmos repeats and realleges, and incorporates herein by reference, paragraphs 113-121 inclusive of Count IV (concerning Varvoutis' thefts, the IRS investigation, and Halmos' successful defense thereof) as paragraph 161 of this Count VII, as if fully set forth herein.

             SafeCard's Breach Of The 1992 Agreement:
    (iii) SafeCard's Refusal To Pay Halmos' IRS Defense Costs
    ---------------------------------------------------------
          162. As is more fully set forth hereinabove, Halmos was "successful" with regard to the IRS investigation, within the meaning of the 1992 Agreement.

          163. As is more fully set forth hereinabove and in paragraphs 124 and 125 of Count IV (which are incorporated by reference into this paragraph 163 as if fully set forth herein), the IRS investigation of Halmos arose from and related to Halmos' service as a SafeCard officer, director, agent, and fiduciary, and SafeCard itself recognized the connection between the IRS investigation and SafeCard's business.

          164. Halmos had initially requested advance payment of indemnification with regard to the IRS investigation, shortly after it commenced in late 1988. At that time, however, SafeCard, acting through its counsel Gertig, told Halmos that advancing such expenses would "look bad." Gertig, on behalf of SafeCard (and, Halmos reasonably believed at that time, on his behalf as well, because Gertig and Harvey Pitt had provided personal advice and representation to Halmos only a few months earlier in 1988), advised and requested Halmos that it would be better, for both SafeCard and Halmos personally. it he waited until the IRS investigation was finally resolved before seeking indemnification for his expenses relating thereto.

          165. Reasonably and justifiably relying on Gertig's advice and representation described in paragraph 164 above, Halmos accepted Gertig's advice and acceded to SafeCard's request (conveyed through her). Thus, Halmos agreed to. and did, wait until the end of the IRS investigation (successfully to him) before requesting indemnification related thereto.


          166. Promptly after the formal conclusion of the IRS investigation in late 1992, SafeCard's Board of Directors (which met in Chicago, Illinois on November 16, 1992) represented to Halmos that SafeCard's counsel Gertig was a proper person to whom to present Halmos' indemnification claims relating to the IRS investigation.

          167. On or about November 17-18, 1992, not more than two weeks after the formal conclusion of the IRS investigation, Halmos met with SafeCard's counsel Gertig at the offices of Halmos' counsel in Chicago, Illinois, for the express purpose of presenting and reviewing his indemnification claims relating to (among other things) the IRS investigation. Halmos did present those claims to Gertig at that time, and also demanded indemnification from SafeCard, with respect to the IRS investigation, in April 1993 and in mid-May 1993.

          168. In addition, on April 29, 1994, Halmos requested in writing that SafeCard provide him with indemnification for his legal and other expenses incurred in successfully defending against the IRS investigation. A true and correct copy of that written request is attached hereto as Exhibit M.

          169. Section 2(a) of the 1992 Agreement (Exhibit H hereto) provides that:

     "... If Indemnitee makes a request to be indemnified under this Agreement, the Board of Directors ... shall, as soon as practicable but in no event later than thirty days after such request, authorize such indemnification." [Emphasis added.]

          170. Section 2(c) of the 1992 Agreement provides (in addition to the provisions quoted in paragraph 59 above, which paragraph is incorporated herein by reference as if fully set forth herein) that:

     "Notwithstanding anything in the Certificate, the By-laws or this Agreement to the contrary, if Indemnitee has commenced legal proceedings in a court of competent jurisdiction ... to secure a determination that Indemnitee should be indemnified ..., any Board action that Indemnitee would not be permitted to be indemnified ... shall not be binding." [Emphasis added.]

          171. More than thirty days have passed since Halmos' indemnification requests described above. SafeCard has refused to honor any of those requests. has paid Halmos nothing whatever pursuant to any of those requests, and has denied that it has any obligation to Halmos under the 1992 Agreement. By reason of Sections 2(a) and 2(c) of the 1992 Agreement, SafeCard's conduct is a denial of Halmos' indemnification requests.

          172. This Court is a "court of competent jurisdiction."
SafeCard has consented to this Court's jurisdiction, as more fully stated in paragraph 7 above.

          173. By reason of the facts set forth in this Count VII and the plain language of the 1992 Agreement, Halmos is entitled to reimbursement of his legal fees and other costs and expenses actually and necessarily incurred in successfully defending against the IRS investigation. As is more fully set forth in Exhibit M hereto, those legal fees costs, and expenses currently total $5,515.430.38.

          174. There is an actual, present, subsisting controversy between the parties regarding SafeCard's refusal to honor Halmos' rights under the 1992 Agreement. This is a proper
Court to declare the parties' rights and compel SafeCard to honor its Agreement.

          WHEREFORE. Halmos prays for judgment in his favor and against SafeCard:

               a.   Declaring that SafeCard is obligated to
reimburse Halmos for the legal fees and other costs and expenses actually and necessarily incurred by Halmos in successfully defending against the IRS investigation;

               b. Directing SafeCard to pay Halmos an amount to be proven at trial (but not less than $5,515,430.38), including prejudgment interest on the principal sums due; and

               c. Awarding Halmos such other and further relief as is just.


                             COUNT VIII
          (Declaratory Judgment; Breach of Written Contract:
        Indemnification For Successful IRS Defense)
          --------------------------------------------------
       In the alternative to Count VII, Peter Halmos complains of
SafeCard:

          175. This Count VIII is a claim for declaratory judgment and ancillary relief based on SafeCard's breach of a written contract, found in its corporate charter and By-Laws as interpreted in light of its longstanding, uniformly applied custom and practice, and also in its written, signed SEC filings, to provide Peter Halmos (like other senior SafeCard personnel) with indemnification to the maximum extent permitted by law, including indemnification for legal fees and expenses incurred by him in his successful, completed defense of claims asserted against him by third parties. (Such after-the-fact, reimbursement indemnification, in respect of a successful defense, is mandated by Delaware law as well as by SafeCard's written contractual promises to Halmos.) Unlike Counts I-VI, this Count VIII, and alternative Counts VII, IX, and X, concern only Halmos' right to after-the-fact reimbursement for legal fees and other expenses related to a successful, completed defense.

          176. Halmos repeats and realleges, and incorporates herein by reference, paragraphs 1-9 inclusive above (concerning parties, jurisdiction, and venue) as paragraph 176 of this Count
VIII, as if fully set forth herein.

                 SafeCard's Unbroken History Of
                   Indemnification Payments
                 ------------------------------

          177. Halmos repeats and realleges, and incorporates herein by reference, paragraphs 12-20 inclusive of Count I (SafeCard's longstanding custom, practice, and course of dealing as to indemnification advances) as paragraph 177 of this Count VIII, as if fully set forth herein.



             SafeCard's Uniform Custom And Practice,
            Its Promises To Halmos, And Its Writings,
       Constitute A Written Contract Embodying That Custom
       ---------------------------------------------------

          178. Halmos repeats and realleges, and incorporates herein by reference, paragraphs 21-32 inclusive of Count I
(SafeCard's numerous written and oral indemnification promises to Halmos) as paragraph 178 of this Count VIII, as if fully set forth herein.

          179. By reason of the foregoing facts, including without limitation SafeCard's own SEC filings, there is a written contract between Halmos and SafeCard covering indemnification for the legal fees and costs incident to a successful administrative defense, consisting of (i) SafeCard's charter and By-Law provisions quoted in paragraph 18 (incorporated in paragraph
177), plus (ii) SafeCard's reaffirmation and further written memorialization of Halmos' indemnification rights "to the maximum extent permitted by law" as part of the parties' 1989 Management Agreement, as described in paragraph 31 above (incorporated in paragraph 178), in light of (iii) SafeCard's fifteen-year-long, uniformly applied. custom, practice, and course of dealing regarding indemnification as described in paragraphs 12-20 above (incorporated in paragraph 177) -- on all of which Halmos reasonably relied, as SafeCard knew and intended that he would.


          SafeCard's 1992 Reaffirmation Of The Contract
          ---------------------------------------------

               180.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 33-43 inclusive of Count I (concerning SafeCard's 1992 Agreement and promises to
Halmos) as paragraph 180 of this Count VIII, as if fully set forth herein.

               181. As is more fully described in paragraph 33-43 above (incorporated in paragraph 180), SafeCard's 1992 Indemnification Agreement further carried forward and reaffirmed the contract between Halmos and SafeCard embodied in (i) SafeCard's Certificate of Incorporation and By-Law provisions,
(ii) SafeCard's fifteen-year-long, uniformly applied, custom, practice, and course of dealing regarding indemnification, (iii) SafeCard's reaffirmation and further written memorialization of Halmos' indemnification rights "to the maximum extent permitted by law" as part of the parties' 1989 Management Agreement, and
(iv) SafeCard's further reaffirmation of Halmos' indemnification rights in its Board of Directors' January 15, 1992 Minutes.

     SafeCard's Breaches Of Its Written Contract
     -------------------------------------------

               182.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 78-80 inclusive of Count II (concerning SafeCard s obligation to respond to indemnification requests within a reasonable time, and in any case within not more than thirty days), paragraphs 108-121 inclusive of Count IV (Varvoutis' thefts and their background, the IRS investigation, and Halmos' successful defense thereof), and paragraphs 162-173 inclusive of Count VII (concerning Halmos' right to reimbursement for his legal fees and other expenses incurred in his successful defense of the IRS investigation, and SafeCard's wrongful refusal to reimburse him for those fees and expenses), as paragraph 182 of. this Count VIII, as if fully set forth herein.

               183. There is an actual, present, subsisting controversy between the parties regarding SafeCard's refusal to honor Halmos' indemnification rights. This is a proper Court to declare the rights of the parties and compel SafeCard to honor its Agreement.

       WHEREFORE, Halmos prays for judgment in his favor and against SafeCard:

                      a.      Declaring that SafeCard is
obligated to reimburse Halmos for the legal fees and other costs and expenses actually and necessarily incurred by Halmos in successfully defending against the IRS investigation;

                      b.      Directing SafeCard to pay Halmos an
amount to be proven at trial (but not less than $5,515,430.38), including prejudgment interest on the principal sums due; and

                      c.      Awarding Halmos such other and
further relief as is just.

                           COUNT IX
           (Declaratory Judgment; Promissory Estoppel:
           Indemnification For Successful IRS Defense)
           -------------------------------------------

       In the alternative to Counts VII and VIII, Peter Halmos complains of SafeCard as follows:

               184. This Count IX is a claim n for declaratory judgment and ancillary relief based on promissory estoppel and Halmos' detrimental reliance. This Count VI concerns SafeCard's repudiation of its numerous promises to Peter Halmos (some in signed writings, including SEC filings, some oral. and all relied on by Halmos), and of its fifteen-year-long, uniformly applied custom, practice, and course of dealing, to provide Peter Halmos (just like other senior SafeCard personnel) with indemnification to the maximum extent permitted by law, including indemnification for legal fees and expenses incurred by him in his successful, completed defense of claims asserted against him by third parties. (Such after-the-fact, reimbursement indemnification, in respect of a successful defense, is mandated by Delaware law as well as by SafeCard's written contractual promises to Halmos.) Unlike Counts I-VI, this Count IX, and alternative Counts VII, III, and X, concern only Halmos' right to after-the-fact reimbursement for legal fees and expenses of a successful, completed defense.

               185.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 1-9 inclusive above
(concerning parties, jurisdiction. and venue) as paragraph 185 of this Count IX, as if fully set forth herein.

         SafeCard's Repeated Indemnification Promises To Halmos
      ------------------------------------------------------
          186.   Halmos repeats and realleges, and
incorporates herein by reference. paragraphs 12-31 inclusive of Count I (SafeCard's numerous written and oral indemnification promises to Halmos) as paragraph 186 of this Count IX, as if fully set forth herein.

     Halmos' Detrimental Reliance On SafeCard's Representations
  ----------------------------------------------------------
        187.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 32-43 inclusive of Count I and paragraph 73 of Count II (SafeCard's 1992 Agreement and its reaffirmation of SafeCard's many promises to Halmos, and of SafeCard's longstanding custom, practice, and course of dealing regarding indemnification), paragraphs 87-89, 91-92. and 94 of Count III (Halmos' reliance on SafeCard's repeated promises, including the 1992 Agreement, and on SafeCard's uniform custom, practice, and course of dealing), and paragraphs 157-159 of Count VII (as to the applicability of the 1992 Agreement to Halmos' claims for reimbursement of the legal fees and expenses he incurred in his successful IRS defense) as paragraph 187 of this Count IX, as if fully set forth herein.

               188. Both at the time of the March 10, 1992 Board of Directors' meeting and at the time of the October 2, 1992 Board of Directors' meeting, SafeCard's Board of Directors knew that Halmos was defending against the IRS investigation described above, and knew and intended that Halmos would, as he did, rely on SafeCard's promises of indemnification in connection therewith.

       SafeCard's Repudiation Of Its Promises To Halmos
       ------------------------------------------------

               189.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 108-121 inclusive of Count IV (Varvoutis' thefts and their background, the IRS investigation, and Halmos' successful defense thereof), and paragraphs 139-141 of Count V and paragraphs 162-173 inclusive of Count VII (concerning Halmos right to reimbursement for his legal fees and other expenses incurred in his successful defense of the IRS investigation, and SafeCard's wrongful refusal to reimburse him for those fees and expenses), as paragraph 189 of this Count IX, as if fully set forth herein.

               190. By reason of the facts set forth in this Count IX, including SafeCard's repeated promises to Peter Halmos and his justified and reasonable reliance thereon (a reliance of which SafeCard knew and which it specifically encouraged, as set forth above, so that injustice can be avoided only by enforcing those promises), Halmos is entitled to indemnification and reimbursement of his legal fees and other expenses in successfully defending the IRS investigation. As is more fully set forth in Exhibit M hereto, those legal fees, costs, and expenses total $5,515,430.38 previously and properly demanded by him.

               191. There is an actual, present, subsisting controversy between the parties regarding SafeCard's refusal to honor the rights of indemnification and equal treatment which, both orally and in signed writings, it repeatedly promised to Peter Halmos. This is a proper Court to declare the rights of the parties in the premises and compel SafeCard to honor its indemnification obligations to Halmos.

       WHEREFORE, Halmos prays for judgment in his favor and against SafeCard:

                      a.      Declaring that SafeCard is
obligated to reimburse Halmos for the legal fees and other costs and expenses actually and necessarily incurred by Halmos in successfully defending against the IRS investigation;

                      b.      Directing SafeCard to pay Halmos an
amount to be proven at trial (but not less than $5,515,430.38), including prejudgment interest on the principal sums due; and

                      c.      Awarding Halmos such other and
further relief as is just.

                          COUNT X
          (Declaratory Judgment; Statutory Recovery:
         Indemnification For Successful IRS Defense)
         -------------------------------------------

       In the alternative to Counts VII, VIII, and IX, Peter
Halmos complains of SafeCard as follows:

               192. This Count X seeks declaratory judgment and ancillary relief based on controlling Delaware statutory law regarding indemnification. This Count X concerns SafeCard's repudiation of its plain and direct statutory obligation, found in 8 Del. Code Section 145(c), to provide Peter Halmos with indemnification for legal fees and expenses incurred by him in his successful, completed defense of claims asserted against him by third parties. (Such indemnification, in respect of a successful defense, is mandated by Delaware law even in the absence of any contractual promise.) This Count X concerns only Halmos' right to after-the-fact reimbursement for legal fees and expenses of a successful, completed defense.

               193.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 1-9 inclusive above
(concerning parties, jurisdiction, and venue) as paragraph 193 of this Count X. as if fully set forth herein.

                  The Delaware Indemnification Statute
                  ------------------------------------

               194. Because SafeCard is a Delaware corporation, legal issues concerning Halmos' entitlement to indemnification must be resolved under Delaware law.

               195.   At all material times, 8 Del. Code Section
145(c) provided as follows:

       "(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith." [Emphasis added.]

               196.   At all material times, 8 Del. Code Sections
145(a) and (b), referred to in Section 145(c) (paragraph 195 above), provided in pertinent part:

       "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation ...."
[Emphasis added.]

       "(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation ...." [Emphasis added.]

               197.   The indemnification required by 8 Del. Code
Section 145(c), quoted in paragraph 195 above, is mandatory. A
Delaware corporation must provide that indemnification.

              SafeCard's Charter And By-Law Provisions
              ----------------------------------------

               198.   Halmos repeats and realleges, and
incorporates herein by reference.  Paragraph 18 of Count I
(quoting certain of SafeCard's charter and By-Law provisions) as paragraph 198 of this Count X. as if fully set forth herein.

             Halmos' "SafeCard Stigma, " The Thefts By
               Varvoutis. And The IRS Investigation
               ------------------------------------

               199.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 108-121 inclusive of Count IV (Varvoutis' thefts and their background, the IRS investigation, and Halmos' successful defense thereof) as paragraph 199 of this Count X, as if fully set forth herein.

               SafeCard's Breach Of Its Statutory Duty
               ---------------------------------------

               200.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 162-171 inclusive of Count VII (Halmos' properly-made demands for indemnification regarding the IRS investigation, and SafeCard's wrongful refusal of those demands) as paragraph 200 of this Count X, as if fully set forth herein.

               201. In addition to presenting his IRS-related indemnification claims in November 1992, March 1993, May 1993, and April 1994 as described above, Halmos also presented and reiterated those claims to SafeCard on November 22, 1992, November 24, 1992, and November 25, 1992, among other occasions.

               202.   In addition to its other denials and
rejections of Halmos' IRS-related claims for indemnification described above, on November 29, 1992 SafeCard, purporting to act through two of its Directors (defendant Bacon and Robert
Dilenschneider) who purported to be a disinterested majority of its Board of Directors, flatly denied and rejected Halmos'
IRS-related indemnification claims in their entirety.

               203. By reason of the facts set forth in this Count X, and the plain language of 8 Del. Code Section 145(c), Halmos is entitled to reimbursement of his legal fees and other costs and expenses incurred in successfully defending against the IRS investigation.

               204. There is an actual, present, subsisting controversy between the parties regarding SafeCard's refusal to honor its statutory indemnification obligations under 8 Del. Code
Section 145(c). This is a proper Court to declare the rights of the parties in the premises and to compel SafeCard to honor its statutory obligations.

       WHEREFORE, Halmos prays for judgment in his favor and against SafeCard:

                      a.      Declaring that SafeCard is
obligated to reimburse Halmos for the legal fees and other costs and expenses actually and necessarily incurred by Halmos in successfully defending against the IRS investigation;

                      b.      Directing SafeCard to pay Halmos an
amount to be proven at trial (but not less than $5,515,430.38), including prejudgment interest on the principal sums due; and

                      c.      Awarding Halmos such other and
further relief as is just.

                            COUNT XI
       (Breach of Written Contract For 1989-1990 Incentive
            Compensation; Rescission; Fraud, Including
          Fraudulent Inducement And Fraud In The Factum)
          ----------------------------------------------

               Peter Halmos complains of SafeCard as follows:

               205. This Count XI is a claim in equity for breach of a written contract, fraud (including fraudulent inducement and fraud in the factum), and rescission pertaining to Halmos' 1989-1990 "economic equivalent incentive compensation, in the form of Stock Appreciation Rights. This Count is based on SafeCard's double fraud -- first, SafeCard's fraud in inducing Peter Halmos to accept, ostensibly in form only, a type of incentive compensation to which SafeCard knew he had not agreed; and second, SafeCard's further fraud in using false statements to prevent Halmos from realizing any value at all from that compensation, even in the form SafeCard had improperly induced.

               206. This Count XI (like alternative Counts XII and XIII) concerns only Halmos' incentive compensation for the period from January 1989 to October 1990, pursuant to a written and signed management agreement covering that time period. Counts XIV and XV concern Halmos' incentive compensation for the period after October 1990.

               207.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 1-9 inclusive above
(concerning parties, jurisdiction, and venue) as paragraph 207 of this Count XI, as if fully set forth herein.

     SafeCard's Incentive Compensation Contract With Peter Halmos
    ------------------------------------------------------------


               208.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 21-31 inclusive of Count I (concerning Halmos' desire to "disengage" from SafeCard, SafeCard's desire to persuade him not to do so, and the parties' discussion of the terms of a new Management Agreement) as paragraph 208 of this Count XI, as if fully set forth herein.

               209. During the October 27, 1988 meeting of SafeCard's Board of Directors, and after extended discussion of the nature and terms of a new Management Agreement to replace the prior agreement (which expired in March 1988) covering Halmos' services to SafeCard, a number of "consensuses" were reached on the terms of the new agreement.

               210. After further discussion, at a SafeCard Board of Directors' meeting on January 23, 1989, SafeCard and Peter Halmos agreed on and memorialized in a signed writing the substantive terms of a new Management Agreement to cover Halmos' services to SafeCard for the period from January 25, 1989 until the SafeCard stockholders' meeting in 1990, including among other things:

               "3. [An] [i]ncentive compensation component to
each of Steven and Peter Halmos designed to give each of them the economic equivalent of the increase, if any, in the market
value of 1,950,000 shares of unissued common stock
subsequent to January 25, 1989 ...." [Emphasis added.]

               211. The "incentive compensation" agreement described in paragraph 210 above was "memorialized " in a writing signed by both Peter Halmos and SafeCard, together with the other "substantive terms" of the new Management Agreement covering the period from January 25, 1989 until the 1990 meeting of SafeCard's stockholders, as part of the Minutes of SafeCard's January 23, 1989 Board of Directors' meeting, a true and correct copy of which is attached hereto as Exhibit D.

               212.   SafeCard also prepared other signed
writings acknowledging and admitting the existence and terms of the incentive compensation agreement described in paragraph 210 above, including among other things SafeCard's 1988 Annual Report issued in early 1989 (Exhibit E hereto) and its February 10, 1989 SEC Form 10-K (a true and correct copy of which is attached hereto as Exhibit N), both of which state in writing as follows:

       "The agreement provides for ... incentive compensation ... designed to compensate each of Peter and Steven J. Halmos by the economic equivalent of the increase, if any, in the fair market value of 1.95 million unissued shares of Company common stock subsequent to January 25, 1989."


                   The Meaning Of "Economic Equivalent"
                   ------------------------------------

               213.   As reflected by SafeCard's "economic
equivalent" wording, at the time of the January 23, 1989 grant of incentive compensation, SafeCard did not understand that the promised incentive compensation could or would be paid in the form of stock or stock options, because SafeCard did not have (and knew that it did not have) sufficient authorized and unissued (or treasury) shares available for such stock options. Months previously, as stated in the Minutes of the October 27, 1988 Board meeting, SafeCard acknowledged that it had improperly granted or recommended stock options "covering shares in excess of the number of shares which [it] holds in treasury or which are authorized but unissued."

               214.   Similarly, and also as reflected by
SafeCard's "economic equivalent" wording, at the time of the January 23, 1989 grant of incentive compensation, Halmos himself did not wish nor understand that the promised incentive compensation could or would be paid in the form of stock or stock options, both because of the facts stated in paragraph 213 above. and also because Halmos was purposely decreasing his holdings of SafeCard stock at that time. Among other things, Halmos did not wish to risk further "insider trading" charges, to which stock options (as opposed to a non-stock. economic equivalent" payment method) might directly or indirectly lead.

               215. At the time of the January 23, 1989 grant of "economic equivalent" incentive compensation, SafeCard's Board of Directors (which could not validly grant stock options, paragraph 213 above) and Peter Halmos (who did not want stock options in any event, paragraph 214 above) both understood that Halmos' incentive compensation would be payable by giving him the dollar amount of the "increase, if any, in the fair market value of 1.95 million unissued shares" of SafeCard stock - that is, the net dollar appreciation in the value of that many shares from the time the compensation was granted ($5.125 per share), to the time the compensation was paid. This net-cash-payment form of compensation -- the "economic equivalent" of stock options, but not using actual stock -- is known as "Stock Appreciation Rights" (or "SARs"), and is a recognized method of executive incentive compensation.

               216. The 1989-90 Management Agreement (the "1989 Agreement") was entered into for the express benefit of, inter alia, Peter Halmos as well as SafeCard. Peter Halmos was a party thereto; in the alternative (and at the very least), he was an intended, direct, and express third-party beneficiary thereof, and was expressly identified as such therein, with respect to the "economic equivalent" incentive compensation which SafeCard promised to him. As SafeCard knew and intended that he would, Peter Halmos relied on SafeCard's incentive compensation agreement with him as described above.

               217. In reliance on, inter alia, that incentive compensation agreement, Peter Halmos did not "disengage" from SafeCard as he had intended; rather, he accepted SafeCard's "request that [he] take a far more active role," and continued to work for SafeCard throughout the January 1989 October 1990 term of the 1989 Agreement of which that incentive compensation was a part. As is more fully described in paragraph 87 of Count III, which Halmos incorporates in this paragraph 217 as if fully set forth herein, throughout the term of the 1989 Agreement, Halmos fully performed all of his duties under that Agreement and did everything SafeCard asked of him thereunder.

            SafeCard's Fraudulent Revision Of The Contract
            ----------------------------------------------

               218. Notwithstanding the parties' understanding and agreement that Halmos' incentive compensation was on an economic equivalent" basis in the nature of SARs, and payable in the form of a cash payment of the net dollar difference in the value of 1.95 million SafeCard shares over time (paragraphs 213-217 above), SafeCard later advised Halmos that the promised "economic equivalent" incentive compensation might present a technical accounting problem for SafeCard, in the form of "phantom" charges against earnings in respect of payments which were not actually made, because of differing accounting precepts regarding disclosure of SARs and disclosure of stock options.

               219. To solve its technical accounting problem (paragraph 218 above), SafeCard asked Halmos if he would be willing to accept (at least pro forma) stock options, rather than SARs, covering 1.95 million SafeCard shares. Halmos, who did not want to increase his holdings of SafeCard stock, did not wish to agree to that modification of the parties' contract regarding incentive compensation. Among other reasons, in March 1989 Halmos had been named a defendant in Wolfe, et al. v. SafeCard Services, Inc., et al., No. 89-6198 CIV-GONZALEZ (S.D. Fla.), another false "insider trading" suit prompted by the events described in paragraphs 108-119 above, which paragraphs are incorporated herein by reference, as part of this paragraph 219, as if fully set forth herein.

               220. Persistently but unsuccessfully, SafeCard continued to importune Halmos to agree to accept stock options rather than the economic equivalent" SARs he had been promised. By December 1989, reaching an accommodation regarding the manner in which the incentive compensation would be payable became critically important to SafeCard. SafeCard wanted to settle the point by year-end, at least in form, in order not to adversely affect SafeCard's year-end audit and financial disclosures.

               221. To fraudulently induce Halmos to agree to what SafeCard wanted, on December 8, 1989 and on many occasions prior thereto, SafeCard assured Halmos that the issuance, pro forma, of a stock option document was necessary to solve SafeCard's technical accounting problem; and SafeCard further assured Halmos that the issuance of such a document would not, as between Halmos and SafeCard, affect the availability to Halmos of the net-cash-payment feature described above. At the time it made those representations to Halmos, however, SafeCard, contrary to its representations, actually intended to bind Halmos to the limiting terms of the stock option document; and SafeCard's representations to Halmos that the stock option document would not affect the availability to Halmos of the net-cash-payment feature described above were knowingly false and fraudulent when made.
               222. In reliance (as SafeCard knew and intended, and as was reasonable) on SafeCard's representations set forth in paragraph 221 above, on or about December 8, 1989 Halmos yielded to SafeCard's importunings and agreed, for SafeCard's benefit, to permit SafeCard to address its technical accounting problem by
(i) issuing the incentive compensation as, pro forma only, a stock option (though permitting payment for the option shares in stock as well as in cash, and also allowing Halmos to exercise his rights any time through January 25, 1997); but (ii) also preserving, as between Halmos and SafeCard, the "economic equivalent" net-cash-payment feature described above.

               223. As SafeCard knew and intended, in agreeing to accept the pro forma issuance of a stock option document, Halmos relied on SafeCard's express representations and assurances that net-cash-payment feature described above would continue to be available to him. As SafeCard knew, but for those representations and assurances, Halmos would not have agreed to the issuance, even pro forma, of a stock option document.


               224. In order partially to evidence the facts set forth in paragraphs 221-23 above, on or about December 8, 1989 Halmos and SafeCard added a written, signed addendum to the stock option document which SafeCard had prepared, stating as follows:

       "Upon the execution of a written agreement between SafeCard and Halmos & Co., Inc., providing for the executive services of Peter Halmos and Steven Halmos ("Management Agreement"), any provision of the Stock Option Agreement that is contradicted by the Management Agreement will be decided and controlled by the Management Agreement; any provision in the Management Agreement not contained in the Stock Option Agreement shall control and be construed as if to exist in the Stock Option Agreement; and in any and all respects the Management Agreement will supersede and control."

               225. At the time at which the written, signed addendum described in paragraph 224 was executed, the more formal Management Agreement to which it referred could have been completed within one year; the agreements described in paragraphs 221-24 above could all have been completed within one year; and all of Halmos' "economic equivalent" incentive compensation had vested or would fully vest, and could have been fully paid, within one year.

               226. Despite (i) SafeCard's agreement, (ii) the direction of SafeCard's Board of Directors that a consultant should be hired to assist in further formalizing the terms of the parties' 1989 Agreement (see Exhibit D hereto), (iii) the parties' anticipation of such a development (by the language of the addendum quoted in paragraph 224 above), and (iv) Halmos' own eventual requests that such a consultant be hired and a more formalized agreement be prepared, SafeCard failed to do those things. Nevertheless, in reliance on SafeCard's good faith, Halmos continued to duly and fully perform his part of the parties' agreements.

               227. SafeCard accepted Halmos' performance under the 1989 Management Agreement. Halmos performed so well, in fact, that as SafeCard itself admits, SafeCard renewed that Agreement in late 1990, after the initial term of the Agreement had expired.

               228.   Halmos duly and fully performed all
obligations and duties required of him by the parties' 1989 Management Agreement, as a part of which SafeCard promised him the "economic equivalent" incentive compensation which is the subject of this Count XI. Halmos completed his performance under the parties' 1989 Management Agreement, in reasonable reliance on the terms of that Agreement, including the "economic equivalent" incentive compensation which is the subject of this Count XI.

     SafeCard's Further Fraudulent Misrepresentations To Halmos
  ----------------------------------------------------------
        229. Although by then he had long since ceased being a Director of SafeCard, Peter Halmos was invited to attend an October 23, 1992 meeting of SafeCard's Board of Directors in Washington, D.C. Halmos did attend, as also did Steven Halmos, William Bacon, Robert Dilenschneider, and June Gertig.

               230. At the October 23, 1992 Board meeting, SafeCard's Chief Executive Officer reported to Peter Halmos and the other persons in attendance that Gerald R. Cahill, SafeCard's Chief Operating Officer, had completed some detailed financial projections for SafeCard. Those projections, Halmos and the others present were told, clearly indicated that SafeCard's earnings had "topped out" and that SafeCard was heading "for a fall." Halmos expressed concern at those projections, but was assured that they were accurate. Halmos then noted that SafeCard might well be required to disclose the projections to the public, and was advised that SafeCard would do so in its year-end-1992 SEC Form 10-K, to be filed at the end of December 1992 or in early January 1993.

               231. Shortly after the October 23, 1992 Board meeting, Peter Halmos was advised that there was no longer "any role" for him "in the Company." Accordingly, on or about November 25, 1992, by written notice to SafeCard, Halmos timely and properly requested payment of his "economic equivalent" incentive compensation in accordance with the net-cash-payment feature described above.

               232. In response to Halmos' notice described in paragraph 231 above, SafeCard flatly repudiated its "economic equivalent" incentive compensation promises, representations. and agreements described in this Count XI and refused -- and still refuses -- to pay Halmos anything whatsoever in accordance with the net-cash-payment feature on which he had relied.

               233.   SafeCard purported to "justify" its
wrongful refusal to honor its net-cash-payment promises and representations by arguing that the stock option document-which, as a result of SafeCard's own requests and fraudulent representations described above, did not contain an express reference to that net-cash-payment feature -- was controlling.

               234. SafeCard was not content, however, merely to deprive Halmos of the promised net-cash-payment feature by misusing its own fraudulent representations and fraudulent inducements. When Halmos responded by asking SafeCard to provide him with a copy of his stock option document (so that he could at least obtain some value by exercising the options), SafeCard claimed that it could not find his stock option document and also, through its counsel June Gertig, further falsely and fraudulently "warned" Halmos that Halmos was an "insider." SafeCard made those "insider" representations to Peter Halmos on several occasions, including on November 25, 1992, on November 29, 1992, and on November 30, 1992. On December 1, 1992, Halmos sought a clarification from SafeCard as to the basis for its claim that he was an "insider". SafeCard refused to provide any clarification, but reiterated its warning; and on December 15, 1992, SafeCard itself threatened to sue Halmos.

               235. As SafeCard knew and intended, Peter Halmos reasonably understood SafeCard's "insider" warnings to mean that he could not lawfully (or at the very least without severe financial and legal risk) exercise stock options or otherwise trade in SafeCard stock: (i) because of potential liability under the "insider" short-swing profits provisions of Section 16(b) of the Securities Exchange Act of 1934, and (ii) also (due to the financial projections discussed at the October 23, 1992 Board meeting, paragraph 230 above) because of potential nondisclosure liability if Halmos exercised any options or otherwise traded in SafeCard stock before SafeCard filed its year-end-1992 SEC Form 10-K with the SEC. Those "insider" warnings came, Halmos reasonably believed, from experts (June Gertig of Fried Frank, whose partner Harvey Pitt was a former SEC General Counsel, and whose partner Kenneth Gideon was formerly General Counsel to the
IRS), who had previously guided Halmos through SEC investigations and "insider trading" lawsuits and who had previously warned Halmos that whenever there was any question at all, Halmos should not sell stock because "any ruthless lawyer" could concoct civil or criminal "insider trading" claims. Hence, just as SafeCard intended and desired, Halmos took the "insider" warnings very seriously, relied upon them, and feared that if he exercised any stock options he would once again subject himself to the potential nightmare and enormous cost of criminal and civil charges.

               236. Both SafeCard's representations to Peter Halmos at the October 23, 1992 Board meeting concerning its financial projections and future earnings, and SafeCard's "insider" threats and warnings (which, as described in paragraph 235 above, SafeCard intended to be understood in light of those financial-projection representations), were utterly false:

                      a.      When SafeCard belatedly issued its
year-end-1992 SEC Form 10-K on or about January 31, 1993, SafeCard made no mention whatsoever of the purported financial projections of which Halmos was told at the October 23, 1992 meeting. SafeCard has never made public disclosure of those projections.

                      b.      In addition, Halmos did not and
could not have any potential Section 16(b) liability (that provision had been amended a year earlier to eliminate just such potential liability).

               237.   At the time that SafeCard made the
aforementioned representations to Peter Halmos. SafeCard knew them to be false.

               238.   SafeCard's false and fraudulent
representations to Peter Halmos, as described in paragraphs 229-237 above, were made for the purpose, and with the result, of inducing Peter Halmos to believe: (i) that he was an "insider," so that his ability lawfully to trade in SafeCard's stock (including any exercise of stock options) would be at least curtailed until SafeCard made public disclosure of the aforesaid projections; (ii) that those projections would be made public at the end of 1992 or early in 1993, which would adversely impact the market value of SafeCard's stock; and (iii) that Halmos should, and indeed was required to, delay any exercise of his stock options until, at the earliest, that disclosure had occurred.

              SafeCard Completes Its Fraudulent Scheme
              ----------------------------------------

               239. SafeCard did not file its year-end-1992 SEC Form 10-K until January 31, 1993 -- a date which, as SafeCard knew, was more than thirty days after December 15, 1992, the date upon which SafeCard arbitrarily and summarily "fired" Halmos.

               240. Having thus (i) told Halmos he could not exercise any stock options until after it filed its year-end-1992 SEC Form 10-K, and (ii) carefully refrained from filing that 10-K until more than thirty days after summarily and arbitrarily firing Halmos, SafeCard then completed its fraudulent scheme to deprive Halmos of any part of his 1989-90 "economic equivalent" incentive compensation, by telling Halmos that his stock option rights (all that remained, due to SafeCard's initial fraud, of his 1989-90 incentive compensation) had totally lapsed and become void, because due to SafeCard's own fraudulent "warnings" to him, he had not exercised those options within thirty days of his arbitrary termination--costing Halmos, in the view of one securities analyst firm, "about $25 million."

               241. Halmos, having fully performed pursuant to the parties' 1989 Agreement (and having performed so well that SafeCard renewed that Agreement for a further term), is entitled to the benefit of his bargain with SafeCard, including its 1989-90 economic equivalent" incentive compensation component.

               242. Halmos will unjustly and inequitably be deprived of the benefit of his bargain with SafeCard, and SafeCard will be unjustly and inequitably enriched by having obtained the benefit of Halmos' full performance under the parties' 1989 Management Agreement without paying Halmos the full agreed-upon compensation for that performance by Halmos, unless this Court directs SafeCard to pay Halmos the full value of the incentive compensation he was promised.

               243. SafeCard bases its refusal to honor Halmos net-cash-payment rights, described above, upon SafeCard's claim that the stock option document it fraudulently induced Halmos to accept does not provide for a net cash payment method of exercise. Halmos asserts that SafeCard's refusal to honor his net-cash-payment rights is wrongful, fraudulent, and a breach of SafeCard's obligations to Halmos, because the stock option document Halmos was induced to accept was tainted by fraud in the inducement (paragraphs 218-227 above), and was part of a scheme to defraud Halmos of his property, and, as such, is voidable and is subject to rescission, leaving intact the "economic equivalent" compensation promised to Halmos, in writing, by the Board's January 23, 1989 Minutes.

               244. In the alternative to paragraph 243 above, Halmos asserts that SafeCard's refusal to honor his net-cash-payment rights is wrongful, fraudulent, and a breach of SafeCard's obligations to Halmos, because the stock option document Halmos was induced to accept is tainted by fraud in the factum in that SafeCard induced Halmos to accept and sign it on the false representation that as between SafeCard and Halmos it would not have any legal effect as a limitation on his net-cash-payment rights (as more fully set forth in paragraphs 218-227 above), and is therefore void, leaving intact the "economic equivalent" compensation promised to Halmos, in writing, by the Board's January 23, 1989 Minutes.

               245. Halmos has no adequate remedy at law. He cannot today buy SafeCard shares on the open market at the agreed-upon incentive value of $5.125 per share. Even were he able to do so, moreover, that would not give him the promised "economic equivalent" incentive compensation, nor would it give him the promised increase in the value of 1.95 million unissued shares of SafeCard stock.

               246. SafeCard's breach of the parties' economic equivalent" incentive compensation contract for the 1989-90 period (the same period as the term of the 1989 Management Agreement, as more fully set forth hereinabove) has damaged Halmos in the amount of that promised but unpaid compensation.

       WHEREFORE, Halmos prays for judgment in his favor and against SafeCard:

                      a.      Declaring that SafeCard is
obligated to honor its"economic equivalent" incentive compensation contract with Halmos by paying him, in cash, the incentive compensation due and owing to him;

                      b.      In accordance with (a) above,
directing SafeCard forthwith to pay to Halmos the incentive compensation due and owing to him, in an amount to be determined at trial: and

                      c.      Awarding Halmos such other and
further relief as is just.

                              COUNT XII
         (Breach of Written Contract For 1989-1990 Incentive
       Compensation; Reformation; Fraud, Including
            Fraudulent Inducement And Fraud In The Factum)
            ----------------------------------------------

               In the alternative to Count XI, Halmos complains of SafeCard as follows:

               247. This Count XII is a claim in equity for reformation of a written contract based on SafeCard's fraud (including fraudulent inducement and fraud in the factum), and for breach of the contract as reformed, pertaining to Halmos' 1989-1990 "economic equivalent" incentive compensation, in the form of Stock Appreciation Rights. This Count, pleaded in the alternative to Count XI, is based on SafeCard's double fraud -- first, in inducing Peter Halmos to accept, ostensibly in form only, a type of incentive compensation to which SafeCard knew he had not agreed; and second, in using false statements to prevent Halmos from realizing any value at all from that compensation.

               248. This Count XII (like alternative Counts XI and XIII) concerns only Halmos' incentive compensation for the period from January 1989 to October 1990. pursuant to a written and signed management agreement covering that time period. Counts XIV and XV concern Halmos' incentive compensation for the period after October 1990.


               249.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 1-9 inclusive above as paragraph 249 of this Count XII, as if fully set forth herein.

     SafeCard's Incentive Compensation Contract With Peter Halmos
    ------------------------------------------------------------
            250.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 21-31 inclusive of Count I and paragraphs 209-217 inclusive of Count XI (concerning Halmos' desire to "disengage from SafeCard, SafeCard's desire that he not do so, and the parties' agreement - and Halmos' reliance -- on his "economic equivalent" incentive compensation) as paragraph 250 of this Count XII, as if fully set forth herein.


            SafeCard 's Fraudulent Revision Of The Contract
            -----------------------------------------------

               251.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 218-227 inclusive of Count XI (SafeCard's subsequent revision of Halmos' incentive compensation agreement, and SafeCard's fraudulent procuring of Halmos' acquiescence therein) as paragraph 251 of this Count XII, as if fully set forth herein.

            SafeCard 's Further Fraudulent Misrepresentations
            -------------------------------------------------

               252.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 228-238 inclusive of Count XI (Halmos' full performance under the parties' agreement, SafeCard's repudiation of his net-cash-payment rights, and SafeCard's false and fraudulent "projections" and "insider" misrepresentations to prevent him from obtaining the value of his compensation in any other way) as paragraph 252 of this Count XII, as if fully set forth herein.

               SafeCard Completes Its Fraudulent Scheme
               ----------------------------------------

               253.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 239-244 inclusive of Count XI (SafeCard s delay in filing its year-end-1992 SEC Form 10-K, and its completion of its fraudulent scheme to prevent Halmos from realizing any value from his incentive compensation rights) as paragraph 253 of this Count XII, as if fully set forth herein.

               254. SafeCard bases its refusal to honor Halmos' net-cash-payment rights, described above, upon SafeCard's claim that the stock option document it fraudulently induced Halmos to accept does not provide for a net cash payment method of exercise. Halmos asserts that SafeCard's refusal to honor his net-cash-payment rights is wrongful, fraudulent, and a breach of its obligations to him, as is more fully set forth hereinabove.

               255. Even if the parties' contract documents could be construed not to include the net-cash-payment term on which Halmos relied as set forth above (which Halmos believes to be an inaccurate construction, for the reasons set forth in Count XI above), then:

                      a.      Halmos has no adequate remedy at
law. He cannot today buy SafeCard shares on the open market at the agreed-upon incentive value of $5.125 per share. Even were he able to do so, that would not give him the promised "economic equivalent" incentive compensation.

                      b.      By reason of its promises,
representations, and conduct hereinabove set forth, and Halmos' justifiable reliance thereon (which reliance SafeCard intended, and of which SafeCard knew, at all material times), SafeCard is estopped to deny that Halmos was and is entitled to payment of his 1989-90 "economic equivalent" incentive compensation in the form of a net-cash payment as described hereinabove.

                      c.      Accordingly, this Court should
reform the parties' written contract documents, including the stock option document, so that they accurately reflect the terms of the parties' agreement, including the net-cash-payment feature omitted from the stock option document due to SafeCard's fraud as hereinabove described.

               256. SafeCard's breach of the parties "economic equivalent" incentive compensation contract for the 1989-90 period has damaged Halmos in the amount of that promised but unpaid compensation.

               WHEREFORE, Halmos prays for judgment in his favor and against SafeCard:

                      a.      Declaring that SafeCard is
obligated to honor its "economic equivalent" incentive compensation contract with Halmos by paying him, in cash, the incentive compensation due and owing to him;

                      b.       In accordance with (a) above,
directing SafeCard forthwith to pay to Halmos the incentive compensation due and owing to him, in an amount to be determined at trial; and

                      c.       Awarding Halmos such other and
further relief as is just.

                            COUNT XIII
                 (Breach of Written Contract For
             1989-90 Incentive Compensation: Estoppel)
             -----------------------------------------

               In the alternative to Counts XI and XII, Halmos complains of SafeCard:

               257. This Count XIII is a claim in equity for breach of a written contract, based upon estoppel, pertaining to Halmos' 1989-1990 "economic equivalent" incentive compensation. Pleaded in the alternative to Counts XI and XII, this Count XIII is based on SafeCard 's fraudulent conduct in inducing Halmos to defer exercising his rights under the stock option document SafeCard foisted upon him, as a result of which SafeCard should now be estopped from asserting that Halmos did not timely exercise those rights.

               258.   This Count XIII concerns only Halmos'
incentive compensation for the period from January 1989 to October 1990, pursuant to a written and signed management agreement covering that time period.
               259.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 1-9 inclusive above as paragraph 259 of this Count XIII, as if fully set forth herein.

    SafeCard's Incentive Compensation Contract With Peter Halmos
  ------------------------------------------------------------
          260. Halmos repeats, realleges, and incorporates herein by reference paragraphs 21-31 inclusive of Count I and paragraphs 209-217 inclusive of Count XI (Halmos' desire to "disengage" from SafeCard, SafeCard's desire that he not do so, and the parties' agreement - and Halmos' reliance - on his "economic equivalent" incentive compensation) as paragraph 260 of this Count XIII, as if fully set forth herein.

            SafeCard's Issuance Of A Stock Option Document
            ----------------------------------------------

               261. Halmos repeats, realleges, and incorporates herein by reference, paragraphs 218-222 inclusive and paragraph 227 of Count XI (SafeCard's subsequent revision of Halmos' incentive compensation, and Halmos' full performance under the Management Agreement of which that compensation was a part) as paragraph 261 of this Count XIII, as if fully set forth herein.

                SafeCard's Fraudulent Misrepresentations
                ----------------------------------------

               262.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 228-238 inclusive of Count XI (Halmos' full performance under the parties' agreement, SafeCard's repudiation of his net-cash-payment rights, and SafeCard's false and fraudulent "projections" and "insider" misrepresentations to prevent him from obtaining the value of his compensation in any other way) as paragraph 262 of this Count XIII, as if fully set forth herein.

                SafeCard Completes Its Fraudulent Scheme
                ----------------------------------------

               263.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 239-244 inclusive of Count XI (SafeCard's delay in filing its year-end-1992 SEC Form l0-K and its completion of its fraudulent scheme to prevent Halmos from realizing any value from his incentive compensation rights) as paragraph 263 of this Count XIII, as if fully set forth herein.

               264. SafeCard has based its refusal to honor Halmos' stock option rights, as described above, on SafeCard's claim that those rights lapsed and became void because Halmos did not exercise them within thirty days after his services were terminated by SafeCard. As is more fully set forth hereinabove, however, the reason for that delay in exercising the options was SafeCard's own fraudulent misrepresentations to Halmos. By reason of those misrepresentations, SafeCard is estopped from denying Halmos' option rights on the ground of a delay SafeCard itself caused.

               265. By reason of the foregoing facts, SafeCard is estopped to deny that Halmos properly exercised his stock options pursuant to the stock option document SafeCard delivered to him, a true and correct copy of which is attached hereto as Exhibit O.

               266. Halmos has no adequate remedy at law. He cannot buy SafeCard shares on the open market at the agreed-upon incentive compensation value of $5.125 per share. His stock option rights, of which SafeCard deprived him through its fraudulent conduct as hereinabove described, can now be protected only through a decree of specific performance.

               WHEREFORE, Halmos prays for judgment in his favor and against SafeCard:

                      a.      Declaring that SafeCard is estopped
to deny Halmos' stock option rights under the stock option document given him by SafeCard;

                      b.      In accordance with (a) above,
directing SafeCard forthwith to issue to Halmos 1.95 million registered shares of SafeCard's common stock, upon receipt from Halmos of $5.125 per share in payment therefor: and

                      c.      Awarding Halmos such other and
further relief as is just.

                             COUNT XIV
             (Specific Performance; Breach of Written
           Contract For 1990-92 Incentive Compensation)
           --------------------------------------------

               Peter Halmos complains of SafeCard as follows:

               267. This Count XIV is a claim in equity for specific performance of a written contract pertaining to Halmos' 1990-1992 "economic equivalent" incentive compensation. That incentive compensation -- like the identical incentive compensation actually given to Steven Halmos -- arose because of, and as part of, SafeCard's admitted "renewal" of the parties' 1989-90 Management Agreement, on the same terms as that 1989--90 Agreement. By this Count XIV, Peter Halmos asks only for equal treatment -- only for the value of the same incentive compensation as SafeCard has already paid to Steven Halmos, under that same renewed Management Agreement.

               268. This Count XIV (like alternative Count XV) concerns only Halmos' incentive compensation for the period from October 1990 until SafeCard arbitrarily ended his services in December 1992. Counts XI-XIII concern Halmos' incentive compensation for the prior period, from January 1989 to October 1990.

               269.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 1-9 inclusive above
(concerning parties, jurisdiction, and venue) as paragraph 269 of this Count XIV, as if fully set forth herein.

          SafeCard Renews Its Incentive Compensation Promises
     ---------------------------------------------------
               270.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 21-31 inclusive of Count I and paragraphs 209-217 inclusive of Count XI (concerning Halmos' desire to "disengage" from SafeCard, SafeCard's desire that he not do so, and the parties agreement -- and Halmos' reliance -- on his "economic equivalent" incentive compensation as paragraph 270 of this Count XIV, as if fully set forth herein.

               271. As is more fully described in paragraph 87 of Count III, which Halmos incorporates in this paragraph 271 as if fully set forth herein, throughout the term of the 1989 Agreement (Exhibits D and N hereto) Halmos fully performed all of his duties under that Agreement and did everything SafeCard asked of him thereunder.

               272. SafeCard accepted Halmos' performance under the 1989 Management Agreement. Halmos performed so well, in fact, that as SafeCard itself admits, SafeCard renewed that Agreement in October 1990, upon the expiration of its initial term.

               273.   As SafeCard knew and intended that he
would, Peter Halmos relied on SafeCard's renewal of its Management Agreement (including its incentive compensation component) with him. In reliance upon SafeCard's renewal of the Agreement, Halmos continued to work for SafeCard, and continued to fully perform all of his duties under the Agreement and to do everything asked of him, from October 1990 through at least December 1992, a period even longer than the duration of the initial 1989 Agreement.

         SafeCard Acknowledges The Renewal In A Signed Writing
         -----------------------------------------------------
               274. After Halmos had been performing under the renewed Agreement for over a year, on January 15, 1992 SafeCard's Board of Directors formally "memorialized" the renewed Agreement in a signed writing. As stated in the Minutes of the January 15, 1992 meeting of SafeCard's Board of Directors, a true and correct copy of which is attached hereto as Exhibit P.:

       "Ms. Gertig [SafeCard's counsel] ... reviewed the minutes
of the January 23, 1989 Board meeting which memorialized the ...
agreement ....

       "The Directors then ... confirmed their continuing understanding that the January 23, 1989 minutes accurately reflect the ... agreement under which the Company and [High Plains Capital Corp.] are operating [as of January 15, 1992]
...." [Emphasis added.]

This writing was signed by both SafeCard and Peter Halmos, confirming that it was intended to be, and was, a renewed
Management Agreement, covering the period subsequent to the expiration of the 1989 Agreement.

               275. As stated in Exhibit P hereto, the terms of the renewed Management Agreement, as regards incentive compensation, were identical to the terms of the 1989 Agreement as contained in Exhibit D hereto, and were for Halmos' direct benefit.

               276. In reliance on that renewed Agreement and its memorialization by SafeCard in a signed writing as hereinabove described, Halmos continued to work for SafeCard, for an even longer period than the term of the original 1989
Agreement, until SafeCard arbitrarily terminated Halmos' services in December 1992.

              SafeCard's Breach Of The Renewed Agreement
              ------------------------------------------

               277. For a period of more than two years, until SafeCard made it impossible for him to perform further, Halmos duly and fully performed all obligations and duties required of him by the parties' renewed Agreement, as a part of which SafeCard promised him the incentive compensation which is the subject of this Count XIV. Halmos so acted in reasonable reliance on the terms of the renewed Agreement, including that additional incentive compensation.

               278.   For a period of more than two years,
SafeCard accepted Halmos' performance under the parties' renewed
Agreement.


               279.    By reason of the foregoing facts and
pursuant to the renewed agreement, as described in paragraphs 273-275 above and in Exhibits D and P hereto, Halmos is entitled to additional incentive compensation, in the form of the economic equivalent of the "increase, if any, in the fair market value of
1.95 million unissued shares" of SafeCard stock (that is, the net dollar appreciation in the value of that many shares from the time the compensation was granted - on October 12, 1990, when the 1989 Agreement expired and was renewed for a further term - to the time the compensation is paid).

               280. SafeCard is clearly able to pay Halmos the "economic equivalent" of issuing stock options in conformity with the renewed Agreement. Alternatively, on information and belief, SafeCard is able to issue stock to Halmos, in the quantity described in paragraph 279 above, at a price equal to the value of that many shares on October 12, 1990; and SafeCard did, in fact, issue that quantity of stock to Steven Halmos at an option price, pursuant to the renewed agreement. Nevertheless, SafeCard has failed and refused, and continues to fail and refuse, to pay Halmos the incentive compensation to which he is entitled as set forth in this Count XIV.

               281. Halmos has no adequate remedy at law. He cannot buy SafeCard shares on the open market at the agreed-upon incentive compensation value. His additional incentive compensation stock option rights, as hereinabove described, can now be protected only through a decree of specific performance.

               WHEREFORE, Halmos prays for judgment in his favor and against SafeCard:

                      a.      Declaring that SafeCard is
obligated to honor the incentive compensation portion of its renewed Agreement with Halmos;

                      b.      In accordance with (a) above,
directing SafeCard forthwith to specifically perform the incentive compensation portion of its renewed Agreement with Halmos by paying him the incentive compensation he was promised as a part of that Agreement; and

                      c.      Awarding Halmos such other and
further relief as is just.



                             COUNT XV
              (Specific Performance; Breach of Implied
            Contract For 1990-92 Incentive Compensation)
            --------------------------------------------

               In the alternative to Count XIV, Halmos complains of SafeCard as follows:

               282. This Count XV, pleaded in the alternative to Count XIV, is a claim in equity for breach of an implied contract pertaining to Halmos' 1990-1992 "economic equivalent" incentive compensation. That implied contract to provide incentive compensation for the 1990-1992 period - like the identical incentive compensation actually given to Steven Halmos " arose because of, and as part of. SafeCard's admitted "renewal" of the parties' 1989-90 Management Agreement, on the same terms as that 1989-90 Agreement. By this Count XV, Peter Halmos asks only for equal treatment - only for the value of the same incentive compensation as SafeCard has already paid to Steven Halmos, under that same renewed Management Agreement.

               283. This Count XV (like alternative Count XIV) concerns only Halmos' incentive compensation for the period from October 1990 until SafeCard arbitrarily ended his services in December 1992. Counts XI-XIII concern Halmos' incentive compensation for the prior period, from January 1989 to October 1990.

               284.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 1-9 inclusive (concerning parties, jurisdiction, and venue), paragraphs 21-31 inclusive of Count I and paragraphs 209-217 inclusive of Count XI (concerning Halmos' desire to "disengage" from SafeCard, SafeCard's desire that he not do so, and the parties' agreement - and Halmos' reliance " on his "economic equivalent" incentive compensation), and paragraphs 271-276 inclusive of Count XIV (concerning SafeCard's renewal of the initial 1989 Agreement, including its "economic equivalent" incentive compensation provisions, and Halmos' performance under and reliance upon the renewed Agreement) as paragraph 284 of this Count XV, as if fully set forth herein.

            SafeCard's Breach Of The Renewed Agreement
            ------------------------------------------

               285.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 277-280 inclusive of Count XIV (concerning SafeCard's breach of the renewed Agreement and refusal to give Halmos his promised incentive compensation) as paragraph 285 of this Count XV, as if fully set forth herein.

               286. In the alternative to Count XIV, SafeCard's admission that the parties' 1989 Agreement continued in full force and effect after the expiration of its initial term on October 12, 1990, plus Halmos' continued performance under that Agreement for a period of more than two years after the expiration of its initial term, plus SafeCard's acceptance of Halmos' performance throughout that period, all as is more fully set forth hereinabove, result in an implied contract between Halmos and SafeCard on the same terms (including the "economic equivalent" incentive compensation component) as the initial 1989 Agreement.

               287. Halmos has no adequate remedy at law. He cannot buy SafeCard shares on the open market at the agreed-upon incentive compensation value. His additional incentive compensation stock option rights, as hereinabove described, can now be protected only through a decree of specific performance.

               WHEREFORE, Halmos prays for judgment in his favor and against SafeCard:

                      a.      Declaring that SafeCard is
obligated to honor the incentive compensation portion of its renewed Agreement with Halmos;

                      b.      In accordance with (a) above,
directing SafeCard forthwith to specifically perform the incentive compensation portion of its renewed Agreement with Halmos by paying him the incentive compensation he was promised as a part of that Agreement; and

                      c.      Awarding Halmos such other and
further relief as is just.

                           COUNT XVI
                      (Defamation Per Se)
                      -------------------

               Peter Halmos complains of SafeCard and Bacon as follows:

               288. This Count XVI is a claim against SafeCard and Bacon for defamation per se. This Count is based on Bacon's utterly false statements to a reporter for the Wall Street Journal accusing Peter Halmos of gross financial wrongdoing (indeed, of crimes), as part of SafeCard's and Bacon's attempt to ruin Halmos' earning capacity, by means of a smear campaign, and thereby to deprive him of the ability to compete with SafeCard or to obtain redress for the wrongs he has suffered at SafeCard's hands.

               289.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 1-9 inclusive above
(concerning parties, jurisdiction, and venue) as paragraph 289 of this Count XVI, as if fully set forth herein.

                      Background Information
                      ----------------------

               290.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 12-65 inclusive of Count I (concerning SafeCard's longstanding custom, practice, and course of dealing regarding indemnification "advances," its explicit 1992 Agreement requiring such payments, and its repudiation thereof as to Halmos), paragraphs 87-94 inclusive of Count III (concerning Halmos' reliance on SafeCard's indemnification promises), paragraphs 108-129 inclusive of Count IV and paragraphs 162-171 inclusive of Count VII (concerning Varvoutis' thefts, the Deloitte and IRS Suits, the IRS investigation, Halmos rights to indemnification as regards those events, and SafeCard's repudiation of its promises and Halmos' rights), and paragraphs 209-245 inclusive of Count XI (concerning SafeCard's promise of "economic equivalent" incentive compensation to Halmos, pursuant to a written contract, in a successful effort to induce him to continue to provide services for SafeCard, and SafeCard's egregious fraud on Halmos in order to deprive him of the value of that compensation after having obtained his services) as paragraph 290 of this Count XVI, as if fully set forth herein.

               291.   As is more fully set forth hereinabove,
during November and December 1992 SafeCard repudiated its promises and obligations to Halmos, deprived him of his valuable indemnification and incentive compensation rights, and summarily fired him:

                      a.      In November 1992, after the IRS
investigation had ended with no finding of any wrongdoing by Halmos, Halmos - having at SafeCard's request waited until then to do so - presented his indemnification requests to SafeCard, as described above, and;

                      b.      Also in November 1992, Halmos -
having been told that there was no longer a role for him at SafeCard -- asked SafeCard for payment of his "economic equivalent" incentive compensation, as described above;

                      c.      SafeCard flatly refused to pay
Halmos his "economic equivalent" incentive compensation (and told him that he could not even obtain that compensation in the form of stock, because, SafeCard claimed, dealing in SafeCard stock prior to SafeCard's filing of certain public disclosure documents would expose him to severe financial and legal risk);

                      d.      SafeCard not only denied Halmos'
indemnification requests but tried to "revoke" all of its indemnification duties to him; and

                      e.      On December 15. 1992, SafeCard
fired Halmos.

                  Bacon's Defamation Statements
                  -----------------------------

               292.   On or about December 20, 1992, defendant
Bacon, while in Illinois, made statements concerning Halmos to Kyle Pope, a Wall Street Journal reporter. Among the statements made by Bacon were the following:

                      a.      "Peter Halmos is trying to rob the
SafeCard treasury;"

                      b.      Halmos "is trying to steal 100
million" dollars from SafeCard: and

                      c.      Halmos was using SafeCard as his
personal "piggy bank," and "regarded the company [SafeCard] as his fiefdom."

               293.    Bacon made his statements to Pope
described in paragraph 292 above on behalf of himself and SafeCard, and with the authority, approval, and knowledge of SafeCard.

                      Defamation Per Se
                      -----------------


               294. On its face, each of Bacon's statements set forth in paragraph 292 above was and is false.

               295. On its face, each of Bacon's statements set forth in paragraph 292 above imputes to Halmos a want of integrity in the discharge by him of his duties on behalf of SafeCard.

               296. On its face, each of Bacon's statements set forth in paragraph 292 above imputes to Halmos a lack of ability, and prejudices him, in his trade, profession, and business. On its face, each of Bacon's statements set forth in paragraph 292 above imputes to Halmos the commission of a criminal offense.

               297.   On its face, each of the statements by
Bacon described in paragraph 292 above accuses Halmos of engaging in unethical, immoral and/or criminal acts. Those statements were made to "explain" why Halmos was abruptly and summarily terminated by SafeCard.

               298. Each of Bacon's statements described in paragraph 292 above was and is false. By reason of the facts described in paragraphs 294-297, each of those statements was and is defamatory per se. Those statements are not susceptible to an innocent construction.

               299. Bacon's statements described in paragraph 292 above did not concern an issue that would affect the general public or any appreciable segment thereof. The statements concerned only a private matter, namely SafeCard's termination of Halmos. SafeCard and Bacon knew that Bacon's statements concerned only a private matter; for example, SafeCard did not file an SEC Form 8-K reporting Halmos' termination, as SafeCard would have been obliged to do if it regarded that event as a material matter requiring public disclosure.

                    Not Protected Opinion
                    ---------------------

               300. Each of the statements made by Bacon and described in paragraph 292 above purported to contain factual assertions, or at the very least opinions which implied the existence of undisclosed facts known to SafeCard and Bacon as the basis therefor, regarding Halmos' acts and conduct. Each of those direct or indirect factual assertions was capable of objective verification as true or false.

               301. When Bacon made each of the statements described in paragraph 292 above, Bacon held himself out to Pope and to the Wall Street Journal as a long-time SafeCard Director; an investment banker; a person intimately familiar with and knowledgeable about SafeCard, Halmos' dealings with SafeCard, and the purported "facts" he was stating about those dealings; and a person who by virtue of both his position and his knowledge was authorized to speak on behalf of SafeCard.

               302.   Each of Bacon's statements described in
paragraph 292 above was made as a matter of fact by a person who held himself out as having, and with apparent credibility regarding, knowledge of the facts and authority to speak on behalf of SafeCard.


               303. SafeCard itself has used Bacon's statements as matters of fact, and has represented that Bacon's statements are both factual and true, in briefs filed before the Laramie County, Wyoming District Court on or about February 2, 1994, and, on information and belief, elsewhere as well.

               304.   By reason of the facts set forth in
paragraphs 300-303 above, none of Bacon's statements described in paragraph 292 above can be construed to be an opinion. Alternatively, by reason of those facts, any such statement which could in whole or in part be construed to be an opinion (which Halmos denies and which is a fact issue), is in the form of an opinion which implies the existence of undisclosed defamatory facts as the basis therefor and further implies that the speaker (Bacon) has knowledge of those undisclosed defamatory facts.

                        Actual Malice
                        -------------

               305. At the time he made each of the statements described in paragraph 292 above, Bacon knew that each of those statements was false. At the very least, Bacon made each of those statements with reckless disregard of its falsity, despite a high degree of awareness of its probable falsity, and while entertaining serious doubts as to its truth. As a longtime Director of SafeCard and participant in its affairs, at all material times Bacon had full and ready access to the actual facts regarding his false statements.

               306.   Bacon well knew that his false and
defamatory statements to the Wall Street Journal regarding Halmos were, in fact, false. Among other things:

                      a.      On November  9, 1992 - only a month
before his false and defamatory statements described in paragraph 292 above - Bacon himself stated in writing, voluntarily and without solicitation, that Halmos' principles and dedication are the highest;" that Halmos "created SafeCard, [and] should be proud;" and that "nothing will ever let me [Bacon] or my SafeCard team engage in any recriminations" against or regarding Halmos.

                      b.      For years before that, Bacon had
repeatedly expressed his view that Halmos was necessary to SafeCard's continuing success and that Halmos' desire to "disengage" from SafeCard was not in SafeCard's best interest, as more fully stated in paragraphs 24, 25, and 30 (incorporated in paragraph 290).

               307.   Bacon made the false and defamatory
statements described in paragraph 292 above despite his knowledge that they were false, despite his own often-expressed contrary views as stated in paragraph 306 above, and for the purpose and with the specific intent of injuring Peter Halmos personally and professionally, causing Peter Halmos physical, mental, and emotional pain, suffering, and injury, smearing his reputation for integrity and character, and subjecting him to public obloquy and to extreme anguish and distress.

               308.   At the time Bacon made the false and
defamatory statements described in paragraph 292 above on behalf of himself and SafeCard. Bacon and SafeCard knew and intended that the hearer of the statements would believe that Halmos had been fired by SafeCard for highly improper and illegal acts and conduct.

               309.   At the time Bacon made the false and
defamatory statements described in paragraph 292 above on behalf of himself and SafeCard, Bacon and SafeCard knew that the immediate hearer of those statements was a reporter for the Wall Street Journal and knew and intended that the false and defamatory statements would, directly or indirectly, cause the media, the general public and the business and financial community to believe that Halmos had been fired by SafeCard for highly improper and illegal acts and conduct.

               310.   By reason of the facts set forth in
paragraphs 305-309 above, the false and defamatory statements described in paragraph 292 above, made by Bacon on behalf of both himself and SafeCard, were made with actual malice.

                          Damages
                          -------

               311. As a result of Bacon's false and defamatory statements described in paragraph 292 above, on December 21, 1992 the Wall Street Journal - one of the most widely read business publications in the United States, as SafeCard and Bacon knew at the time Bacon's statements were made " published an article based on and influenced by Bacon's false statements, and incorporating, inter alia, a part of Bacon's false statements described in paragraph 292(c). That article, which resulted from statements made by Bacon in Illinois, was published extensively throughout Illinois, including in Cook County.

               312.   As a direct and proximate result of
defendants' false and defamatory statements described in this Count XVI, Halmos has been damaged by smearing his character and reputation, and by impairing his ability to conduct a proxy fight and his ability to compete fairly and rightfully with SafeCard and otherwise to develop and pursue his lawful and proper business interests (including the raising of capital and the pursuit of litigation). Halmos has not yet fully ascertained the amount of the damage done to him by defendants' false statements, but is informed and believes, and accordingly alleges, that such damages are substantially in excess of $1,000,000.00.

               313. By reason of the intentional, deliberate, wilful, and malicious defamation described in this Count XVI, which was undertaken for the improper purposes of injuring Halmos without regard to the truth and preventing Halmos from competing fairly with SafeCard, Halmos is entitled to an award of punitive damages.

               WHEREFORE, Halmos prays the Court for the entry of judgment in his favor and against defendants, jointly and severally:

                      a.      Awarding Halmos compensatory
damages against defendants in an amount to be proven at trial;

                      b.      Awarding Halmos punitive damages
against defendants and each of them in an amount to be set by the Court; and


                      c.      Awarding Halmos his costs and
expenses of this suit and such other and further relief as is just and equitable.

                           COUNT XVII
                      (Defamation Per Quod)
                      ---------------------

               In the alternative to Count XVI, Peter Halmos complains of SafeCard and Bacon as follows:

               314. This Count XVII is a claim against SafeCard and Bacon for defamation per quod. This Count is based on Bacon's utterly false statements to a reporter for the Wall Street Journal accusing Peter Halmos of gross financial wrongdoing (indeed, of crimes), as part of SafeCard's and Bacon's attempt to ruin Halmos' earning capacity, by means of a smear campaign, and thereby to deprive him of the ability to compete with SafeCard or to obtain redress for the wrongs he has suffered at SafeCard's hands. This Count (pleaded in the alternative to the per se claim set forth in Count XVI) asserts that in the context in which those false statements were made. including both the current context (the financial marketplace) and the historical context (a long series of calumnies Halmos has suffered at SafeCard's hands and to protect SafeCard's interests, which, though themselves totally inaccurate, cause SafeCard's and Bacon's current defamations to fall on receptive ears as more of the same"), those false statements were defamatory.

               315.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 1-9 inclusive above
(concerning parties, jurisdiction, and venue) as paragraph 315 of this Count XVII, as if fully set forth herein.

                  Background Information
                  ----------------------

               316.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 12-65 inclusive of Count I (concerning SafeCard's longstanding custom, practice, and course of dealing regarding indemnification "advances," its explicit 1992 Agreement requiring such payments, and its repudiation thereof as to Halmos), paragraphs 87-94 inclusive of Count III (concerning Halmos reliance on SafeCard's indemnification promises), paragraphs 108-129 inclusive of Count IV and paragraphs 162-171 inclusive of Count VII (concerning Varvoutis' thefts, the Deloitte and IRS Suits, the IRS investigation, Halmos rights to indemnification as regards those events, and SafeCard's repudiation of its promises and Halmos' rights), and paragraphs 209--245 inclusive of Count XI (concerning SafeCard's promise of "economic equivalent" incentive compensation to Halmos. pursuant to a written contract, in a successful effort to induce him to continue to provide services for SafeCard, and SafeCard's egregious fraud on Halmos in order to deprive him of the value of that compensation after having obtained his services) and paragraph 291 of Count XVI (summarizing SafeCard's November-December 1992 attempts to deprive Halmos of his indemnification and compensation rights, and summarily terminating his services) as paragraph 316 of this Count XVII, as if fully set forth herein.

                   Bacon's Defamation Statements
                   -----------------------------

               317.   On or about December 20, 1992, defendant
Bacon, while in Illinois, made statements concerning Halmos to Kyle Pope, a Wall Street Journal reporter. Among the statements made by Bacon were the following:

               a.      "Peter Halmos is trying to rob the
SafeCard treasury

               b.     Halmos "is trying to steal 100 million"
dollars from SafeCard; and

               c.     Halmos was using SafeCard as his personal
"piggy bank, " "regarded the company [SafeCard] as his fiefdom," and was "using SafeCard as a vehicle for his personal litigation."

               318. Bacon made his statements to Pope described in paragraph 317 above on behalf of himself and SafeCard, and with the authority, approval, and knowledge of SafeCard.

                    Defamation Per Quod
                    -------------------

               319.   Each of Bacon's statements described in
paragraph 317 above was and is false.

               320.   Each of Bacon's statements described in
paragraph 317 above imputes to Halmos a want of integrity in the discharge by him of his duties on behalf of SafeCard.

               321. Each of Bacon's statements described in paragraph 317 above imputes to Halmos a lack of ability, and prejudices him, in his trade, profession, or business. Halmos is a business entrepreneur, whose activities consist of organizing (including finding financial backing for), managing, and eventually taking public, "start-up" enterprises such as CreditLine Corporation. Halmos' ability to obtain the necessary funding, stock underwriting, contractual relationships, and related essential elements of successful business development is highly and immediately affected by defamatory statements such as those complained of in this Count XVII, because (among other things) (i) to the extent such statements are perceived as true, the financial and investment community is reluctant or unwilling to deal with Halmos for fear that he is an unsavory if not criminal character, and (ii) within the financial and investment community, even persons who do not perceive such statements as true are reluctant or unwilling to deal with Halmos because, in itself, the controversy surrounding such negative publicity and "rumor mill" is an impediment to business dealings and cripples or destroys the ability to raise funds from institutional investors (who themselves often have fiduciary obligations which deter or preclude them from becoming involved with a person who is rumored to be a "risk," even if they do not actually believe the rumor).

               322. At all material times, both SafeCard and Bacon knew the facts set forth in paragraph 321 above and intended that Bacon's statements described in paragraph 317 above would have the consequences described in paragraph 321.

               323. Each of Bacon's statements described in paragraph 317 above was made in the course and context of purportedly explaining to Kyle Pope, a reporter for the Wall Street Journal, why SafeCard had abruptly and summarily terminated Halmos. In their context, those statements accused Halmos of engaging in unethical, immoral, and criminal conduct.

               324. Because each of Bacon's statements was made in the course and context of explaining why Halmos was abruptly and summarily terminated by SafeCard, the natural and obvious meaning and implication from those statements (both individually and taken together) was that SafeCard fired Halmos for highly improper and illegal acts and conduct.

               325. As defendants knew and intended, Bacon's false statements described in paragraph 317 above were and are defamatory, and did and do appear to confirm prior false statements concerning Halmos' character, ability, and integrity, in that, among other things:

                      a.      At the time of Bacon's defamatory
statements, SafeCard had abruptly terminated its longstanding relationship with Halmos and was attempting to avoid its contractual and other obligations to Halmos.

                      b.      At that time, Bacon and SafeCard --
aware that Halmos, having been abruptly terminated, would undertake to raise capital for his private companies through the public markets in order to (among other things) compete rightfully with SafeCard -- sought to prevent Halmos from raising such capital, and to that end, through Bacon's statements accusing Halmos of financial wrongdoing, sought to and did falsely disparage Halmos' character, conduct, and financial honesty as an executive of a publicly-held company.

                      c.      By means of Bacon's defamatory
statements, Bacon and SafeCard also sought to and did falsely disparage and denigrate Halmos and subject him to public scorn and obloquy by re-raising, by implication, prior false allegations concerning Halmos. For example, in 1984 and again in 1989, Halmos had falsely been accused of wrongfully using SafeCard for his personal financial gain. As SafeCard and Bacon knew and intended, Bacon's false statements that Halmos was using SafeCard for personal gain, "regarded the company as his fiefdom," and was trying to steal 100 million" dollars, once again recalled the earlier false allegations and, to members of the financial and investment community, implied that Halmos was and is a habitual financial miscreant. Similarly, Bacon's false statements that Halmos was using SafeCard as his "piggy bank" were intended to and did re-raise in the public eye, by implication, an IRS criminal investigation of Halmos which had been formally concluded and dropped without any charges against Halmos.

                      d.      By reason of the foregoing, Bacon's
false statements implied that Halmos was financially and personally untrustworthy, if not criminal, and imputed to Halmos a want of integrity in the discharge by him of his duties on behalf of SafeCard and a lack of ability in his trade, profession, or business activities.



                    Not Protected Opinion
                    ---------------------

               326. Each of the statements made by Bacon and described in paragraph 317 above purported to contain factual assertions, or at the very least opinions which implied the existence of undisclosed facts known to SafeCard and Bacon as the basis therefor, regarding Halmos' acts and conduct. Each of those direct or indirect factual assertions was capable of objective verification as true or false.

               327. When Bacon made the statements described in paragraph 317 above, Bacon held himself out to Pope and to the Wall Street Journal as a long-time SafeCard Director; an investment banker, intimately familiar with and knowledgeable about SafeCard, Halmos' dealings with SafeCard, and the purported "facts" he was stating, and a person who by virtue of both his position and his knowledge was authorized to speak on behalf of SafeCard.

               328.   Each of Bacon's statements described in
paragraph 317 above was made as a matter of fact by a person who held himself out as having, and with apparent credibility regarding, knowledge of the facts and authority to speak on behalf of SafeCard.

               329. SafeCard itself has used Bacon's statements as matters of fact, and has represented that Bacon's statements are both factual and true, in briefs filed before the Laramie County, Wyoming District Court on or about February 2, 1994, and, on information and belief, elsewhere as well.

               330. By reason of paragraphs 326-329 above, none of Bacon's statements described in paragraph 317 can be construed to be a mere non actionable opinion. Alternatively, by reason of the facts set forth in paragraphs 326-329 above, any of Bacon's statements which could in whole or in part be construed to be an opinion (which Halmos denies, and which is an issue of fact), is in the form of an opinion which implies the existence of undisclosed defamatory facts as the basis therefor and further implies that the speaker (Bacon) has knowledge of those undisclosed defamatory facts, and accordingly is not protected as "opinion."

                       Actual Malice
                       -------------

               331. By reason of the foregoing, and further by reason of the facts set forth in paragraphs 305-309 inclusive of Count XVI, which are incorporated into this paragraph 331 as if fully set forth herein, the false and defamatory statements described in paragraph 317 above, made by Bacon on behalf of both himself and SafeCard, were made with actual malice.

                         Damages
                         -------

               332. As a result of Bacon's false and defamatory statements described in paragraph 317 above, on December 21, 1992 the Wall Street Journal -- one of the most widely read business publications in the United States, as SafeCard and Bacon knew at the time Bacon's - statements were made - published an article based on and influenced by Bacon's false statements, and incorporating, inter alia, a part of Bacon's false statements described in paragraph 317. That article, which resulted from statements made by Bacon in Illinois, was published extensively throughout Illinois. including in Cook County.

               333. Halmos desires to conduct a proxy fight for control of SafeCard. As a result of defendants' defamation described above, and as defendant knew and intended, Halmos has suffered special damages in the form of impairment and prevention of his ability to conduct his desired proxy fight for control of SafeCard.

               334. Halmos also desires to raise capital to form one or more public companies to engage in businesses analogous to, and some of which would be competitive with, some of the businesses of SafeCard. As a result of defendants' defamation described above, and as defendant knew and intended, Halmos has suffered special damages in the form of impairment and prevention of his ability to raise capital to form such companies.

               335.   As a direct and proximate result of
defendants' defamation described in this Count, Halmos has been damaged by smearing his character and reputation, and by impairing his ability to conduct a proxy fight and his ability to compete fairly and rightfully with SafeCard and to develop and pursue (including raising capital for) his lawful and proper business interests. Halmos has not yet fully ascertained the amount of the damage done to him by defendants' false statements, but is informed and believes, and accordingly alleges, that such damages are substantially in excess of $1,000,000.00.

               336. By reason of the intentional, deliberate, wilful. and malicious defamation described in this Count XVII, which was undertaken for the improper purposes of injuring Halmos without regard to the truth and of preventing Halmos from competing fairly with SafeCard, Halmos is entitled to an award of punitive damages.

               WHEREFORE, Halmos prays the Court for the entry of judgment in his favor and against defendants, jointly and severally:

                      a.      Awarding Halmos compensatory
damages against defendants in an amount to be proven at trial;

                      b.      Awarding Halmos punitive damages
against defendants and each of them in an amount to be set by the Court; and

                      c.      Awarding Halmos his costs and
expenses of this suit and such other and further relief as is just and equitable.

                           COUNT XVIII
                (False Light Invasion Of Privacy)
                ---------------------------------

               In the alternative to Counts XVI and XVII, Peter
Halmos complains of SafeCard and Bacon as follows:

               337.   This Count XVIII is a claim against
SafeCard and Bacon for false light invasion of privacy, based on Bacon's utterly false statements to a reporter for the Wall Street Journal accusing Peter Halmos of gross financial wrongdoing (indeed. of crimes), as part of SafeCard's and Bacon's attempt to expose Halmos to public obloquy and ridicule by means of a calculated smear campaign, and thereby to impair or ruin Halmos' earning capacity, his ability to compete with SafeCard, and his ability to obtain redress for the wrongs he has suffered at SafeCard's hands. This Count (pleaded in the alternative to Counts XVI and XVII) asserts that in the financial marketplace in which those false statements were made, and especially in light of the other calumnies Halmos has suffered at SafeCard's hands and to protect SafeCard's interests, SafeCard's and Bacon s falsehoods were meant to, and did, place Halmos in a false light, highly offensive to a reasonable person and doubly so to a senior corporate executive, portraying him as a financial crook.

               338.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 1-9 inclusive above
(concerning parties, jurisdiction, and venue) as paragraph 338 of this Count XVIII, as if fully set forth herein.

                  Background Information
                  ----------------------

               339.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 12-65 inclusive of Count I (concerning SafeCard's longstanding custom, practice, and course of dealing regarding indemnification "advances," its explicit 1992 Agreement requiring such payments, and its repudiation thereof as to Halmos), paragraphs 87-94 inclusive of Count In (concerning Halmos' reliance on SafeCard's indemnification promises), paragraphs 108-129 inclusive of Count IV and paragraphs 162-171 inclusive of Count VII (concerning Varvoutis' thefts, the Deloitte and IRS Suits. the IRS investigation, Halmos rights to indemnification as regards those events, and SafeCard's repudiation of its promises and Halmos' rights), and paragraphs 209-245 inclusive of Count XI (concerning SafeCard's promise of "economic equivalent" incentive compensation to Halmos, pursuant to a written contract, in a successful effort to induce him to continue to provide services for SafeCard, and SafeCard's egregious fraud on Halmos in order to deprive him of the value of that compensation after having obtained his services) and paragraph 291 of Count XVI (summarizing SafeCard's November-December 1992 attempts to deprive Halmos of his indemnification and compensation rights, and summarily terminating his services) as paragraph 339 of this Count XVIII, as if fully set forth herein.

               Defendants' False Light Conduct
               -------------------------------

               340.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 317-318 of Count XVII (describing Bacon's statements made to Kyle Pope, on behalf of both Bacon and SafeCard, on or about December 20, 1992) as paragraph 340 of this Count XVIII, as if fully set forth herein.

               341. As a result of Bacon's statements described in paragraph 340 above, on December 21, 1992 the Wall Street Journal -- one of the most widely read business publications in the United States, as SafeCard and Bacon knew at the time Bacon's statements were made -- published an article based on and influenced by Bacon's false statements, and incorporating certain of those false statements. That article, which resulted from statements made by Bacon in Illinois, was published extensively throughout Illinois, including in Cook County.

               342.   Each of Bacon's statements described in
paragraph 340 above was and is false, both on its face and in context. Those statements are not capable of an innocent construction, facially or otherwise.

               343. As a result of Bacon's voluntary statements described in paragraph 340 above, Halmos was placed in a false light before the public, as is more fully set forth in paragraphs 319-330 inclusive of Count XVII, which paragraphs are incorporated by reference in this paragraph 343 as if fully set forth herein.

                 Offensive To A Reasonable Person
                 --------------------------------

               344. Each of the statements by Bacon described in paragraph 340 above was made in the course and context of purportedly explaining to Kyle Pope, a reporter for the Wall Street Journal, why SafeCard had abruptly and summarily terminated Halmos. As is more fully stated hereinabove, in their context, those statements accused Halmos of being unethical and immoral, of engaging in unethical, immoral, and illegal conduct, and of wrongfully and unlawfully causing SafeCard to pay for personal lawsuits filed by Halmos.

               345. Because each of the statements by Bacon described in paragraph 340 above was made in the course and context of explaining why Halmos was abruptly and summarily terminated by SafeCard, the natural and obvious meaning and implication from those statements (both individually and taken together) was that SafeCard fired Halmos for highly improper and illegal acts and conduct.

               346. For the reasons stated in paragraphs 344 and 345 above, the false light in which Halmos was placed by defendants' false statements would be highly offensive to a reasonable person. The defendants knew, at the time of Bacon's statements described in paragraph 340 above, that Halmos, as a reasonable man, would be justified in the eyes of the community in feeling seriously offended and aggrieved by the publicizing of defendants' false statements. The defendants specifically intended that Halmos should and would, as in fact he did, feel seriously offended and aggrieved by the false publicity to which he was exposed by Bacon's gratuitous and unnecessary false statements.

               347. Bacon's statements described in paragraph 340 above did not concern an issue that would affect the general public or any appreciable segment thereof. The statements concerned only a private matter, namely SafeCard's termination of Halmos. SafeCard and Bacon knew that Bacon's statements concerned only a private matter; for example, SafeCard did not file an SEC Form 8-K reporting Halmos' termination, as SafeCard would have been obliged to do if it regarded that event as a material matter requiring public disclosure.

                        Actual Malice
                        -------------

               348.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 305-310 inclusive of Count XVI as paragraph 348 of this Count XVIII, as if fully set forth herein. By reason of those facts. Bacon's false statements described in paragraph 340 above, made by Bacon on behalf of both himself and SafeCard, were made with actual malice.

                           Damages
                           -------

               349.   Halmos repeats and realleges, and
incorporates herein by reference, paragraphs 332-336 inclusive of Count XVII as paragraph 349 of this Count XVIII, as if fully set forth herein.

               WHEREFORE, Halmos prays the Court for the entry of judgment in his favor and against defendants, jointly and severally:

                      a.      Awarding Halmos compensatory damage
against defendants in an amount to be proven at trial;

                      b.      Awarding Halmos punitive damages
against defendants and each of them in an amount to be set by the Court; and

                      c.      Awarding Halmos his costs and
expenses of this suit and such other and further relief as is just and equitable.



Dated  June 1, 1994                  PETER HALMOS, Plaintiff,


                                     By:_____________________
                                    One of His Attorneys

Myron M. Cherry, P.C.
Peter Flynn, Esq.
Jeffrey M. Wagner, Esq.
CHERRY & FLYNN
30 N. LaSalle Street
Suite 2300
Chicago, Illinois 60602
Firm ID No. 91229

James G. Hunter, Jr., Esq.
Nancy S. Hunter, Esq.
LATHAM & WATKINS
5800 Sears Tower
Chicago, Illinois 60606
312/876-7700
Firm ID No. 11705

Edward T. Joyce, Esq.
One North Franklin Street
Suite 2300
Chicago, Illinois 60606
312/641-2600
Attorney ID No. 20135